CREDIT AGREEMENT

Dated as of December 18, 2003

among

IMMUCOR, INC., a Georgia corporation

(“Borrower”)

and

SUNTRUST BANK, a Georgia banking corporation

(“Lender”)

TABLE OF CONTENTS

SECTION 1 DEFINITIONS........................................................................................................................1
1.1	Definitions....................................................................................................................................1
1.2	Computation of Time Periods.....................................................................................................18
1.3	Accounting Terms......................................................................................................................18

SECTION 2 LOAN FACILITIES............................................................................................................19
2.1	Revolving Loans........................................................................................................................19
2.2	Term Loan..................................................................................................................................20

SECTION 3 OTHER PROVISIONS RELATING TO LOAN FACILITIES......................................22
3.1	Default Rate................................................................................................................................22
3.2	Extension and Conversion..........................................................................................................22
3.3	Prepayments................................................................................................................................22
3.4	Termination and Reduction of Committed Amount...................................................................23
3.5	Fees.............................................................................................................................................23
3.6	Capital Adequacy........................................................................................................................24
3.7	Limitation on LIBOR Loans.......................................................................................................24
3.8	Illegality......................................................................................................................................25
3.9	Requirements of Law..................................................................................................................25
3.10	Treatment of Affected Loans......................................................................................................26
3.11	Taxes...........................................................................................................................................26
3.12	Compensation..............................................................................................................................27
3.13	Payments, Computations, Etc......................................................................................................28
3.14	Evidence of Debt.........................................................................................................................29

SECTION 4 RESERVED...........................................................................................................................29

SECTION 5 CONDITIONS.......................................................................................................................29
5.1	Closing Conditions......................................................................................................................29
5.2	Conditions to all Extensions of Credit........................................................................................32

SECTION 6 REPRESENTATIONS AND WARRANTIES.................................................................32
6.1	Financial Condition...................................................................................................................32
6.2	No Material Change...................................................................................................................33
6.3	Organization and Good Standing...............................................................................................33
6.4	Power; Authorization; Enforceable Obligations........................................................................33
6.5	No Conflicts...............................................................................................................................33
6.6	No Default..................................................................................................................................34
6.7	Ownership..................................................................................................................................34
6.8	Indebtedness...............................................................................................................................34
6.9	Litigation....................................................................................................................................34
6.10	Taxes..........................................................................................................................................34
6.11	Compliance with Law................................................................................................................34
6.12	ERISA........................................................................................................................................35

6.13	Corporate Structure; Capital Stock, Etc.....................................................................................36
6.14	Governmental Regulations, Etc..................................................................................................36
6.15	Purpose of Loans........................................................................................................................37
6.16	Environmental Matters...............................................................................................................37
6.17	Intellectual Property...................................................................................................................38
6.18	Solvency.....................................................................................................................................38
6.19	Investments.................................................................................................................................38
6.20	Business Locations.....................................................................................................................38
6.21	Disclosure...................................................................................................................................38
6.22	No Burdensome Restrictions......................................................................................................38
6.23	Brokers' Fees...............................................................................................................................39
6.24	Labor Matters..............................................................................................................................39
6.25	Nature of Business......................................................................................................................39
6.26	Certificates..................................................................................................................................39
6.27	Environmental Permits...............................................................................................................39
6.28	Employment Agreements............................................................................................................39
6.29	Names..........................................................................................................................................39
6.30	Reaffirmation..............................................................................................................................40

SECTION 7 AFFIRMATIVE COVENANTS..........................................................................................40
7.1	Information Covenants................................................................................................................40
7.2	Preservation of Existence and Franchises...................................................................................43
7.3	Books and Records......................................................................................................................43
7.4	Compliance with Law.................................................................................................................43
7.5	Payment of Taxes and Other Claims...........................................................................................43
7.6	Insurance............................................................................................................................ .........43
7.7	Maintenance of Property...................................................................................................... .......43
7.8	Use of Proceeds...........................................................................................................................44
7.9	Audits/Inspections.......................................................................................................................44
7.10	Financial Covenants....................................................................................................................44
7.11	Deposit Accounts.........................................................................................................................45
7.12	Future Subsidiaries.......................................................................................................................45

SECTION 8 NEGATIVE COVENANTS................................................................................................45
8.1	Indebtedness...............................................................................................................................45
8.2	Liens...........................................................................................................................................46
8.3	Nature of Business......................................................................................................................47
8.4	Consolidation, Merger, Dissolution, Etc....................................................................................47
8.5	Acquisition; Asset Dispositions.................................................................................................48
8.6	Investments................................................................................................................................48
8.7	Restricted Payments...................................................................................................................48
8.8	Prepayment of Other Indebtedness, Etc.....................................................................................48
8.9	Transactions with Insiders.........................................................................................................49

8.10	Fiscal Year; Organizational Documents....................................................................................49
8.11	Limitation on Restricted Actions...............................................................................................49
8.12	Ownership of Subsidiaries.........................................................................................................49
8.13	Sale Leasebacks..........................................................................................................................50
8.14	No Further Negative Pledges.....................................................................................................50

SECTION 9 EVENTS OF DEFAULT.....................................................................................................50
9.1	Events of Default.......................................................................................................................50
9.2	Acceleration; Remedies.............................................................................................................52

SECTION 10 MISCELLANEOUS............................................................................................. .............53
10.1	Notices.......................................................................................................................................53
10.2	Right of Set-Off; Adjustments...................................................................................................54
10.3	Successors and Assigns..............................................................................................................54
10.4	No Waiver; Remedies Cumulative.............................................................................................55
10.5	Expenses; Indemnification.........................................................................................................55
10.6	Amendments, Waivers and Consents.........................................................................................56
10.7	Counterparts...............................................................................................................................56
10.8	Headings.....................................................................................................................................56
10.9	Survival......................................................................................................................................56
10.10	Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial..............................56
10.11	Severability................................................................................................................................57
10.12	Entirety......................................................................................................................................57
10.13	Binding Effect; Termination.....................................................................................................58
10.14	Confidentiality...........................................................................................................................58
10.15	Conflict......................................................................................................................................59

SCHEDULES

Schedule 1.1(a)	Foreign Credit Facilities
Schedule 6.13(a)	Corporate Structure/Borrower
Schedule 6.17	Intellectual Property
Schedule 6.20(a)	Real Property Locations
Schedule 6.20(b)	Personal Property Collateral Locations
Schedule 6.20(c)	Chief Executive Offices/Principal Places of Business
Schedule 6.28	Listing of Management Agreements, etc.
Schedule 6.29	Names of Borrower
Schedule 8.1	Indebtedness
Schedule 8.2	Liens
Schedule 8.6	Investments

EXHIBITS

Exhibit 2.1(b)(i)	Form of Notice of Borrowing
Exhibit 2.1(e)	Form of Revolving Credit Note
Exhibit 2.2(f)	Form of Term Note
Exhibit 3.2	Form of Notice of Extension/Conversion
Exhibit 7.1(c)	Form of Officer's Compliance Certificate

CREDIT AGREEMENT

        THIS CREDIT AGREEMENT, effective as of December 18, 2003 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), is by and among IMMUCOR, INC., a corporation organized and existing under the laws of the State of Georgia (herein referred to as “Borrower”) and SUNTRUST BANK, a Georgia banking corporation (herein referred to as “Lender”).

        WHEREAS, Borrower desires to establish with Lender a revolving credit facility in an amount of up to $15,000,000.00 at any time outstanding, and to obtain from Lender a term loan in the amount of $12,000,000.00 (collectively, the “Credit Facilities”), and Lender is willing to extend the Credit Facilities to Borrower upon the terms and conditions set forth herein.

        NOW THEREFORE, for and in consideration of Lender making loans and advances under the Credit Facilities and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

1.1       Definitions.

        As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

“Acquisition”, by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all of the Capital Stock, equity interest or all or substantially all of the Property of another Person, whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

“Adjusted Base Rate” means the Base Rate plus the Applicable Percentage.

“Adjusted LIBOR Rate” means the LIBOR Rate plus the Applicable Percentage.

“Affiliate” means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the Capital Stock in such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Percentage” means, for purposes of calculating the applicable interest rate for any day for any Loan, the appropriate applicable percentage corresponding to the Leverage Ratio in effect as of the most recent Calculation Date, the following:

APPLICABLE PERCENTAGES

Pricing	Leverage	LIBOR	Base
Level	Ratio	Loans	Loans
I	1.50‹ x ‹= 2.00	1.75%	1.00%
II	1.00‹ x ‹= 1.50	1.50%	0.50%
III	0.50 ‹ x ‹=1.00	1.25%	0.00%
IV	x ‹=0.50	1.00%	(0.50%)

The Applicable Percentages shall be adjusted quarterly on the date which is the fifteenth (15th) day of the second (2nd) month (each a “Calculation Date”) after the last day of each fiscal quarter of Borrower (each a “Test Date”), as follows:

Test Date	Calculation Date
February 28	April 15
May 31	July 15
August 30	October 15
November 30	January 15

Commencing as of the Closing Date, the initial Applicable Percentages shall be based on Pricing Level III (as shown above) and shall remain at Pricing Level III until the Calculation Date for the fiscal quarter of the Consolidated Parties ending on February 28, 2004, on and after which time the Pricing Level shall be adjusted on each Calculation Date by reference to the Leverage Ratio as of the immediately preceding Test Date. If Borrower fails to provide the officer’s certificate and accompanying financial statements to Lender as required by Section 7.1(d) for the Test Date with respect to the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date, the Applicable Percentage from such Calculation Date shall be based on Pricing Level I until such time as an appropriate officer’s certificate and accompanying internally prepared financial statements are provided, whereupon (and without waiting for the next Calculation Date) the Pricing Level shall be determined by the Leverage Ratio as of such Test Date with respect to the most recently ended fiscal quarter of the Consolidated Parties preceding such Calculation Date. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentages shall be applicable to all existing Loans as well as any new Loans made or issued.

“Asset Disposition” means any disposition (including pursuant to a Sale and Leaseback Transaction) of any or all of the Property of Borrower (including, without limitation, the disposition of Capital Stock of an Affiliate) whether by sale, lease, licensing, transfer or otherwise, but other than pursuant to any casualty or condemnation event; provided, however, that the term “Asset Disposition” shall be deemed to exclude any Equity Issuance.

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Bankruptcy Event” means, with respect to any Person, the occurrence of any of the following: (i) the entry of a decree or order for relief by a court or governmental agency in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment by a court or governmental agency of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or the ordering of the winding up or liquidation of its affairs by a court or governmental agency; or (ii) the commencement against such Person of an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or of any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed for a period of sixty (60) consecutive days, or the repossession or seizure by a creditor of such Person of a substantial part of its Property; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or the taking possession by a receiver, liquidator, assignee, secured creditor, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

“Base Rate” means for any day, the per annum rate of interest in effect for such day as publicly announced from time to time by SunTrust Bank as its “prime rate.” Such rate is a rate set by SunTrust Bank based upon various factors including SunTrust Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by SunTrust Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means any Loan bearing interest at a rate determined by reference to the Base Rate.

“Borrower” has the meaning given such term in the heading hereof, together with any permitted successors and assigns, and regardless of any changes of Borrower’s name made on or subsequent to the date hereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized or required by law to close, except that, when used in connection with a LIBOR Loan, such day shall also be a day on which dealings between banks are carried on in Dollar deposits in London, England.

“Businesses” means, at any time, a collective reference to the businesses operated by the Consolidated Parties at such time.

“Calculation Date” shall have the meaning assigned to such term in the definition of “Applicable Percentage” set forth in this Section 1.1.

“Capital Expenditures” means, as of any date, with respect to the Consolidated Parties, all capital expenditures as determined in accordance with GAAP, except for instruments located at customer sites under reagent rental programs.

“Capital Lease” means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests, and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, or (d) purchase agreements entered into by any Person with a bank or trust company (including Lender) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

“Cash Taxes” for any period means all income taxes paid in cash, net of tax refunds received in cash, in that period.

“Change of Control” means the occurrence of any of the following events:

    (a)        any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that such a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity securities of Borrower entitled to vote for members of the board of directors or equivalent governing body on a partially-diluted basis (i.e., taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

    (b)        during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c) Borrower is liquidated or dissolved or adopts a plan of liquidation or dissolution.

“Closing” means the consummation on the Closing Date of the financing transactions contemplated hereby.

“Closing Date” means the date hereof.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

“Collateral” means a collective reference to the Pledged Stock and any other Property with respect to which Liens in favor of Lender are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Documents” means a collective reference to the Pledge Agreement, and such other documents executed and delivered in connection with the attachment and perfection of Lender’s security interests and liens arising thereunder, including without limitation, UCC financing statements.

“Commitment” means, individually or collectively, as the context requires, the Revolving Commitment and the Term Loan Commitment.

“Commitment Letter” means the Commitment Letter by and between Borrower and Lender, dated October 16, 2003, executed by the parties on October 28, 2003, and any amendments thereto.

“Consolidated Current Maturities of Long-Term Debt” means, as of any date for the ensuing four-quarter period of the Consolidated Parties, the sum of all scheduled payments of principal on Funded Debt for the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP. For purposes of this definition, “scheduled payments of principal” (i) shall be deemed to include the implied principal component of payments due on Capital Leases and (ii) shall not include any voluntary prepayments or mandatory prepayments required pursuant to this Agreement, or any voluntary or mandatory prepayments with respect to any Funded Debt.

“Consolidated Net EBITDA” means, as of any date for the four fiscal quarter period ending on such date with respect to Consolidated Parties on a consolidated basis, the sum of (i) Consolidated Net Income (excluding non-cash gains or losses) plus (ii) the amount which, in the determination of Consolidated Net Income, has been deducted for (A) Consolidated Interest Expense for such period, (B) income taxes paid during such period, (C) depreciation and amortization expense for such period, all as determined in accordance with GAAP, and (D) expenses attributable to the write-off of deferred financing costs of the existing Wachovia Bank, N.A. credit facility referred to in Section 5.1(1).

“Consolidated Interest Expense” means for any period for the Consolidated Parties determined on a consolidated basis in accordance with GAAP, the sum of (i) total interest expense with respect to Funded Debt, including without limitation (x) the interest component of any payments in respect of Capital Lease obligations capitalized or expensed during such period (whether or not actually paid during such period), and (y) the implied interest component under synthetic leases, plus (ii) the net amount payable (or minus the net amount receivable) under any Financial Contract during such period (whether or not actually paid or received during such period).

“Consolidated Net Income” for any period, the net income (or loss) of Consolidated Parties for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains or losses, (ii) any gains attributable to write-ups of assets and losses attributable to write-down of assets, and (iii) any equity interest of any Consolidated Party in the unremitted earnings of any Person that is not a Subsidiary and (iv) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Borrower or any Subsidiary on the date that such Person’s assets are acquired by Borrower or any Subsidiary.

“Consolidated Parties” means, collectively, Borrower, the Subsidiaries of Borrower, and each other Person that Borrower consolidates or is required by GAAP to consolidate for financial reporting purposes and “Consolidated Party” means any one of them.

“Consolidated Net Worth” as of any date, (i) the total assets of Consolidated Parties that would be reflected on a consolidated balance sheet as of such date prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, minus (i) the total liabilities of Borrower and its Subsidiaries that would be reflected on Borrower’’ consolidated balance sheet as of such date prepared in accordance with GAAP.

“Continue”, “Continuation” and “Continued” shall refer to the continuation pursuant to Section 3.2 hereof of a LIBOR Loan from one Interest Period to the next Interest Period.

“Convert”, “Conversion” and “Converted” shall refer to a conversion pursuant to Section 3.2 or Sections 3.7 through 3.11, inclusive, of a Base Rate Loan into a LIBOR Loan.

“Credit Documents” means a collective reference to this Credit Agreement, the Note, the Negative Pledge, the Collateral Documents, any Financial Contracts with Lender or its Affiliates, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and “Credit Document” means any one of them.

“Credit Facilities” shall have the meaning assigned to such term in the recitals hereto.

“Debt Issuance” means the issuance by Borrower of any Indebtedness of the type referred to in clause (a) or (b) of the definition thereof set forth in this Section 1.1.

“Default” means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” shall mean the Applicable Percentage in effect from time to time assuming Base Rate Loans at Pricing Level I (as shown in the chart under the Definition of Applicable Percentages above is in effect [regardless of the actual Leverage Ratio]) PLUS 2.00%.

“Dollars” and “$” means dollars in lawful currency of the United States.

“Domestic Subsidiary” any direct or indirect Subsidiary of Borrower which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

“Environmental Laws” means any and all lawful and applicable Federal, state, local and foreign statutes, laws (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Water Pollution Control Act, the Clean Air Act and the Hazardous Materials Transportation Act), regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

“Equity Issuance” means any issuance by any Consolidated Party to any Person of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants, (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Capital Stock. The term “Equity Issuance” shall not be deemed to include any Asset Disposition.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means an entity which is under common control with any Consolidated Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Consolidated Party and which is treated as a single employer under Sections 414(b) or (c) of the Code.

“ERISA Event” means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by any Consolidated Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of any Consolidated Party or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

“Event of Default” shall have the meaning assigned to such term in Section 9.1.

“Excluded Asset Disposition” means, with respect to Borrower, any Asset Disposition consisting of (i) the sale, lease, license, transfer or other disposition of inventory in the ordinary course of Borrower’s business, (ii) the sale, lease, license, transfer or other disposition of machinery and equipment no longer used or useful in the conduct of Borrower’s business, (iii) any Involuntary Disposition by Borrower, and (iv) any other Asset Disposition to the extent not in excess of $100,000.00 in any calendar year.

“Executive Officer” of any Person means any of the chief executive officer, chief operating officer, president, vice president, chief financial officer or treasurer of such Person.

“Fees” means all fees payable pursuant to Section 3.5.

“Financial Contract” shall mean (1) an agreement (including terms and conditions incorporated by reference therein) which is a rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap, bond option, interest rate option, foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing); (2) any combination of the foregoing; or (3) a master agreement for any of the foregoing together with all supplements.

“Fixed Charge Coverage Ratio” for any period shall mean the ratio of Consolidated Net EBITDA for such period minus interest income during such period minus Capital Expenditures (including instruments located at customer sites under reagent rental programs) for such period minus Cash Taxes paid by any Consolidated Party during such period minus dividends paid by Borrower during such period to Consolidated Current Maturities of Long-Term Debt plus Consolidated Interest Expense.

“Foreign Credit Facilities” means, collectively, (a) the credit facilities of the Foreign Subsidiaries described on Schedule 1.1A, as extended or renewed from time to time, and (b) increases in the amounts of such existing Foreign Credit Facilities or additional credit facilities of the Foreign Subsidiaries established hereafter, in each case if and to the extent permitted under Section 8.1.

“Foreign Credit Facility Liens” means Liens in assets of Foreign Subsidiaries which secure Foreign Credit Facilities.

“Foreign Subsidiary” means any direct or indirect Subsidiary of Borrower which is not a Domestic Subsidiary.

“Fully Satisfied” means, with respect to Obligations as of any date, that as of such date: (a) all principal of and interest accrued to such date which constitute Obligations shall have been indefeasibly paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constitute Obligations shall have been indefeasibly paid in cash, and (c) the Commitments shall have been expired or terminated in full.

“Funded Debt” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) the implied principal component of all obligations of such Person under Capital Leases, (f) the maximum amount of all performance and standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (g) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP), (h) all Funded Debt of others secured by (or for which the holder of such Funded Debt has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (i) all Guaranty Obligations of such Person with respect to Funded Debt of another Person and (j) the Funded Debt of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person.

“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

“Governmental Authority” means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) the implied principal component of all obligations of such Person under Capital Leases, (g) all obligations of such Person under Financial Contracts, (h) the maximum amount of all performance and standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (i) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP), (j) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (k) all Guaranty Obligations of such Person with respect to Indebtedness of another Person and (l) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person.

“Indemnified Party” has the meaning assigned to such term in Section 10.5(b).

“Intellectual Property” has the meaning assigned to such term in Section 6.17.

“Interest Payment Date” means (a) as to Base Rate Loans, the first Business Day following the last Business Day of each fiscal quarter, the date of repayment of any principal of any such Loan and the Maturity Date, and (b) as to LIBOR Loans, the last day of each applicable Interest Period (unless any such applicable Interest Period is greater than three (3) months, in which case interest shall be payable on the last day of the third (3rd) month of any such applicable Interest Period), the date of repayment of any principal of any such Loan and the Maturity Date.

“Interest Period” means, as to LIBOR Loans, a period of one, two, three or six months’ duration, as Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Interest Period shall extend beyond the Maturity Date and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

“Investment” in any Person means (a) any Acquisition of such Person, (b) any other acquisition of Capital Stock, bonds, notes, debentures, partnership interest in, joint venture interest in, or other ownership interests or other securities of such other Person, (c) any deposit with, or advance, or loan or other extension of credit to, such Person (other than accounts receivable and deposits made in connection with the purchase of equipment inventory and supplies in the ordinary course of business) or (d) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person, but excluding any Restricted Payment to such Person. Investments which are capital contributions or purchases of Capital Stock which have a right to participate in the profits of the issuer thereof, or any other Investment of any sort other than loans, advances, extensions of credit or Guaranty Obligations, shall be valued at the amount (or, in the case of any Investment made with Property other than cash, the book value of such Property) actually contributed or paid (including cash and non-cash consideration and any assumption of Indebtedness) to purchase such Capital Stock or other Investment as of the date of such contribution or payment (multiplied by the percentage still held of the original amount of Capital Stock or other asset constituting the Investment). Investments which are loans, advances, extensions of credit or Guaranty Obligations shall be valued at the principal amount of such loan, advance or extension of credit outstanding as of the date of determination or, as applicable, the principal amount of the loan or advance outstanding as of the date of determination actually guaranteed by such Guaranty Obligation.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of any Borrower.

“Lender” has the meaning given such term in the heading hereof, together with any permitted successors and assigns.

“Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) Funded Debt of the Consolidated Parties (including any Funded Debt under Foreign Credit Facilities) on such date to (b) Consolidated Net EBITDA on a consolidated basis on such date.

“LIBOR” means for any Interest Period with respect to any LIBOR Loan: (a) the rate per annum equal to the rate determined by Lender to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association LIBOR Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period, or (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by Lender to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period, or (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by Lender as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Loan being made, continued or converted by SunTrust Bank and with a term equivalent to such Interest Period would be offered by SunTrust Bank to major banks in the offshore Dollar market at their request at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period.

“LIBOR Loan” means any Loan that bears interest at a rate based upon the LIBOR Rate.

“LIBOR Rate” means for any Interest Period with respect to any LIBOR Loan, a rate per annum determined by Lender to be equal to the quotient obtained by dividing (a) LIBOR by (b) 1 minus the LIBOR Reserve Percentage.

“LIBOR Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, to the extent applicable to Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to LIBOR funding. The LIBOR Rate for each outstanding LIBOR Loan shall be adjusted automatically as of the effective date of any change in the LIBOR Reserve Percentage.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any authorized financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

“Loan” or “Loans” means the Revolving Loans and the Term Loan (or a portion of any Revolving Loan or Term Loan bearing interest at the Adjusted Base Rate or the Adjusted LIBOR Rate and referred to as a Base Rate Loan or a LIBOR Loan), individually or collectively, as appropriate.

“Material Adverse Effect” means a material adverse effect on (i) the condition (financial or otherwise), operations, business, assets or liabilities of the Consolidated Parties taken as a whole, (ii) the ability of Borrower to perform any material obligation under the Credit Documents to which it is a party, or (iii) the material rights and remedies of Lender under the Credit Documents.

“Material Foreign Subsidiary” means at any time any direct or indirect Foreign Subsidiary of Borrower (other than Immucor Belgium, S.A.), the assets of which are valued at Six Million and No/100ths Dollars ($6,000,000.00) or more based upon the most recent financial statements of the Consolidated Parties delivered to Lender pursuant to Section 7.1 hereof.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maturity Date” means December 18, 2006.

“Moody’s” means Moody’s Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

“Multiemployer Plan” means a Plan which is a “multiemployer plan” as defined in Sections 3(37) or 4001(a)(3) of ERISA.

“Multiple Employer Plan” means a Plan (other than a Multiemployer Plan) which any Borrower or any ERISA Affiliate and at least one employer other than Borrower or any ERISA Affiliate are contributing sponsors.

“Negative Pledge Agreement” means that certain Negative Pledge Agreement dated as of the Closing Date by Borrower and the Domestic Subsidiaries in favor of Lender, as amended, modified, restated or supplemented from time to time.

“Note” or “Notes” means the Revolving Notes and/or the Term Note, individually or collectively, as appropriate.

“Notice of Borrowing” means a written notice of borrowing in substantially the form of Exhibit 2.1(b)(i), as required by Section 2.1(b)(i).

“Notice of Extension/Conversion” means the written notice of extension or conversion in substantially the form of Exhibit 3.2, as required by Section 3.2.

“Obligations” means, without duplication, all of the obligations of Borrower to Lender whenever arising under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to Borrower, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from Borrower to Lender, or any Affiliate of Lender, arising under any Financial Contracts.

“Operating Lease” means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

“Other Taxes” shall have the meaning assigned to such term in Section 3.11(b).

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

“Permitted Acquisition” means any one or more Acquisition(s) of, or Investment(s) in, any Person (other than a Subsidiary existing on the Closing Date), to the extent that the aggregate purchase price of all such Acquisitions and Investments by the Consolidated Parties does not exceed $5,000,000.00, in the aggregate, during the term of the Loans.

“Permitted Asset Disposition” means (i) any Asset Disposition permitted by Section 8.5, and (ii) any Excluded Asset Disposition.

“Permitted Investments” means, at any time, Investments by the Consolidated Parties permitted to exist at such time pursuant to the terms of Section 8.6.

“Permitted Liens” means, at any time, Liens in respect of Property of the Consolidated Parties permitted to exist at such time pursuant to the terms of Section 8.2.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

“Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” within the meaning of Section 3(5) of ERISA.

“Pledge Agreement” means, collectively, the Pledge Agreement executed and dated no later than sixty (60) days from the Closing Date in favor of Lender by Borrower with respect to a portion of the Capital Stock of each Material Foreign Subsidiary, as amended, modified, restated or supplemented from time to time.

“Pledged Stock” means, collectively, the Capital Stock of each Material Foreign Subsidiary pledged to Lender by Borrower pursuant to the Pledge Agreement.

“Principal Office” means the principal office of SunTrust Bank, presently located in Atlanta, Georgia.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Real Properties” means, at any time, a collective reference to any of the facilities and real properties owned, leased or operated by the Consolidated Parties at such time.

“Regulation U or X” means Regulation U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

“Requirement of Law” means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

“Restricted Payment” means (i) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Consolidated Party now or hereafter outstanding (including without limitation any payment in connection with any dissolution, merger, consolidation or disposition involving any Consolidated Party), or to the holders, in their capacity as such, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding (other than dividends or distributions payable in Capital Stock of the applicable Person to Borrower), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding.

“Revolving Commitment” means the commitment of Lender to make Revolving Loans in an aggregate principal amount not to exceed the Revolving Committed Amount.

“Revolving Committed Amount” shall have the meaning assigned to such term in Section 2.1(a).

“Revolving Loans” shall have the meaning assigned to such term in Section 2.1(a).

“Revolving Note” shall have the meaning assigned to such term in Section 2.1(e).

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Companies, Inc., or any successor or assignee of the business of such division in the business of rating securities.

“Sale and Leaseback Transaction” means any arrangement pursuant to which any Consolidated Party, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (a) which such Consolidated Party has sold or transferred (or is to sell or transfer) to a Person which is not a Consolidated Party or (b) which such Consolidated Party intends to use for substantially the same purpose as any other Property which has been sold or transferred (or is to be sold or transferred) by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease.

“Securities Act” means the Securities Act of 1933, as amended, and all regulations issued pursuant thereto.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and all regulations issued pursuant thereto.

“Single Employer Plan” means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (i) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s Property would constitute unreasonably small capital, (iv) the fair value measured on a going concern basis of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair salable value of the assets measured on a going concern basis of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured in the ordinary course of business. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiary” means, as to any Person at any time, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at such time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries owns at such time more than 50% of the Capital Stock.

“SunTrust Bank” means SunTrust Bank, a Georgia banking corporation and its successors and assigns.

“Sweep Account” means one or more deposit accounts maintained by Borrower with Lender pursuant to which overdrafts on such deposit accounts are covered by available advances under the Revolving Loan.

“Taxes” shall have the meaning assigned to such term in Section 3.11(a).

“Term Loan” shall have the meaning assigned to such term in Section 2.2(a).

“Term Loan Commitment” means, with respect to Lender, the commitment of Lender to make the Term Loan in a principal amount equal to the Term Loan Committed Amount.

“Term Loan Committed Amount” shall have the meaning assigned to such term in Section 2.2(a).

“Term Note” shall have the meaning assigned to such term in Section 2.2(f).

“Unused Fee” has the meaning given such term in Section 3.5(b) hereof.

“Unused Fee Calculation Period” has the meaning given such term in Section 3.5(b) hereof.

“Unused Revolving Committed Amount” means, for any period, the amount by which (a) the then-applicable Revolving Committed Amount exceeds (b) the daily average outstanding aggregate principal amount of all Revolving Loans for such period.

“Voting Stock” means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Wholly Owned Subsidiary” means any Person 100% of whose Voting Stock is at the time owned by Borrower directly or indirectly through other Persons 100% of whose Voting Stock is at the time owned, directly or indirectly, by Borrower.

1.2       Computation of Time Periods.

        For purposes of computation of periods of time hereunder, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

1.3       Accounting Terms.

        Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to Lender hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1; provided, however, if (a) Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto, or (b) Lender shall so object in writing within 60 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by Borrower to Lender as to which no such objection shall have been made.

SECTION 2

THE CREDIT FACILITIES

2.1       Revolving Loans.

    (a)        Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, Lender agrees to make available to Borrower revolving credit loans requested by Borrower in Dollars (“Revolving Loans”) from time to time from the Closing Date until the Maturity Date, or such earlier date as the Revolving Commitment shall have been terminated as provided herein; provided, however, that the sum of the aggregate outstanding principal amount of Revolving Loans at any time shall not exceed FIFTEEN MILLION AND 00/100THS DOLLARS ($15,000,000.00) (the “Revolving Committed Amount”). Revolving Loans may consist of Base Rate Loans or LIBOR Loans, or a combination thereof, as Borrower may request; provided, however, that no more than five (5) LIBOR Loans which are Revolving Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, LIBOR Loans with different Interest Periods shall be considered as separate LIBOR Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Loan with a single Interest Period). Revolving Loans made to the Sweep Account shall be Base Rate Loans Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

(b) Revolving Loan Borrowings.

    (i)        Notice of Borrowing. Other than Revolving Loans to the Sweep Account, Borrower shall request a Revolving Loan borrowing by submitting a written Notice of Borrowing (or telephonic notice promptly confirmed by a written Notice of Borrowing) to Lender not later than 11:00 A.M. (Atlanta, Georgia time) on the Business Day immediately prior to the date of the requested borrowing in the case of Base Rate Loans, and not later than 4:00 P.M. on the third (3rd) Business Day prior to the date of the requested borrowing in the case of LIBOR Loans. Each such request for a borrowing shall be irrevocable and shall specify (A) the date of the requested borrowing (which shall be a Business Day), (B) the aggregate principal amount to be borrowed, and (C) whether the borrowing shall be comprised of Base Rate Loans or LIBOR Loans, but not a combination thereof, and if LIBOR Loans are requested, the Interest Period(s) therefor. If Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a LIBOR Loan, then such notice shall be deemed to be a request for an Interest Period of one (1) month, or (II) the type of Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder.

    (ii)        Minimum Amounts. Other than Revolving Loans to the Sweep Account, each LIBOR Loan or Base Rate Loan that is a Revolving Loan shall be in a minimum aggregate principal amount of (a) with respect to each LIBOR Loan, $500,000.00 and integral multiples of $100,000.00 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less), and (b) with respect to each Base Rate Loan, $100,000.00 and integral multiples of $100,000.00 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

(iii) Advances. Lender will make each Revolving Loan borrowing available to Borrower by crediting the account of Borrower on the books of such office with the aggregate amount requested by Borrower.

(c) Repayment. Borrower hereby promises to pay the principal amount of all outstanding Revolving Loans in full on the Maturity Date, unless accelerated sooner pursuant to Section 9.2.

(d) Interest. Subject to the provisions of Section 3.1,

(i) Base Rate Loans. During such periods as Revolving Loans shall be comprised of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

(ii) LIBOR Loans. During such periods as Revolving Loans shall be comprised of LIBOR Loans, such LIBOR Loans shall bear interest at a per annum rate equal to the Adjusted LIBOR Rate.

Borrower hereby promises to pay interest on Revolving Loans in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

    (e)        Revolving Note. Borrower, at Closing, will execute and deliver to Lender a promissory note evidencing all the Revolving Loans to be made by Lender in an original principal amount equal to the Revolving Committed Amount and in substantially the form of Exhibit 2.1(e) (the “Revolving Note”).

2.2       Term Loan.

    (a)        Term Loan Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, Lender agrees to make available to Borrower on the Closing Date, a term loan in Dollars (the “Term Loan”) in the aggregate principal amount of TWELVE MILLION AND 00/100 ($12,000,000.00) DOLLARS (the “Term Loan Committed Amount”). The Term Loan may consist of Base Rate Loans or LIBOR Loans, or a combination thereof, as Borrower may request; provided, however, that no more than five (5) LIBOR Loans which are Term Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, LIBOR Loans with different Interest Periods shall be considered as separate LIBOR Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Loan with a single Interest Period). Amounts repaid on the Term Loan may not be reborrowed.

    (b)        Borrowing Procedures. Borrower shall submit an appropriate Notice of Borrowing to Lender not later than 11:00 A.M. (Atlanta, Georgia time) on the business day immediately prior to the Closing Date, with respect to the portion of the Term Loan initially consisting of a Base Rate Loan, or not later than 4:00 P.M. on the third (3rd) Business Day prior to the Closing Date, with respect to the portion of the Term Loan initially consisting of one or more LIBOR Loans. Such Notice of Borrowing shall be irrevocable and shall specify (i) that the funding of a Term Loan is requested and (ii) whether the funding of the Term Loan shall be comprised of Base Rate Loans, LIBOR Loans or a combination thereof, and if LIBOR Loans are requested, the Interest Period(s) therefor. If Borrower shall fail to deliver such Notice of Borrowing to Lender by 4:00 P.M. (Atlanta, Georgia time) on the third Business Day prior to the Closing Date, then the full amount of the Term Loan shall be disbursed on the Closing Date as a Base Rate Loan.

    (c)        Minimum Amounts. Each LIBOR Loan or Base Rate Loan that is part of the Term Loan shall be in an aggregate principal amount that is not less than (i) with respect to each LIBOR Loan, $500,000.00 and integral multiples of $100,000.00 (or the then remaining principal balance of the Term Loan, if less), and (ii) with respect to each Base Rate Loan, $100,000.00 and integral multiples of $100,000.00 (or the then remaining principal balance of the Term Loan, if less).

    (d)        Repayment of Term Loan. Borrower hereby promises to pay the outstanding principal amount of the Term Loan in twelve (12) quarterly installments of One Million and No/100ths Dollars ($1,000,000.00) each on the last Business Day of each quarter, unless accelerated sooner pursuant to Section 9.2.

All remaining outstanding principal on the Term Loan, unless accelerated sooner pursuant to Section 9.2., shall be due and payable on the Maturity Date.

(e) Interest. Subject to the provisions of Section 3.1, the Term Loan shall bear interest at a per annum rate equal to:

(i) Base Rate Loans. During such periods as the Term Loan shall be comprised of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

(ii) LIBOR Loans. During such periods as the Term Loan shall be comprised of LIBOR Loans, such LIBOR Loans shall bear interest at a per annum rate equal to the Adjusted LIBOR Rate.

Borrower hereby promises to pay interest on the Term Loan in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

    (f)        Term Note. Borrower hereby agrees that, at Closing, Borrower will execute and deliver to Lender a promissory note evidencing the Term Loan made by such Lender in an original principal amount equal to $12,000,000.00 and substantially in the form of Exhibit 2.4(f) (the “Term Note”).

SECTION 3

OTHER PROVISIONS RELATING TO THE CREDIT FACILITY

3.1       Default Rate.

        Upon the occurrence, and during the continuance, of an Event of Default, at the election of Lender on and after delivery of written notice from Lender to Borrower of Lender’s intention to impose the Default Rate, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate equal to the Default Rate.

3.2       Extension and Conversion.

        Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (i) except as provided in Section 3.8, LIBOR Loans may be converted into Base Rate Loans or extended as LIBOR Loans for new Interest Periods only on the last day of the Interest Period applicable thereto, (ii) Loans extended as, or converted to, LIBOR Loans shall be subject to the terms of the definition of “Interest Period” set forth in Section 1.1 and shall be in such minimum amounts as provided in, with respect to Revolving Loans, Section 2.1(b)(ii), or, with respect to the Term Loan, Section 2.2(c), (iii) no more than five (5) LIBOR Loans which are Revolving Loans and five (5) LIBOR Loans which are Term Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, LIBOR Loans with different Interest Periods shall be considered as separate LIBOR Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Loan with a single Interest Period), (iv) any request for extension or conversion of a LIBOR Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month and (v) any combination of LIBOR and Base Rate Loans may be outstanding under the Revolving or Term Loan Facilities at any one time. Each such extension or conversion shall be effected by Borrower by giving a Notice of Extension/Conversion (or telephonic notice promptly confirmed in writing) to the office of Lender specified in Exhibit 3.2, or at such other office as Lender may designate in writing, prior to 11:00 A.M. (Atlanta, Georgia time) on the Business Day immediately prior to, in the case of the conversion of a LIBOR Loan into a Base Rate Loan, and on the third (3rd) Business Day prior to, in the case of the extension of a LIBOR Loan as, or conversion of a Base Rate Loan into, a LIBOR Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. In the event Borrower fails to request extension or conversion of any LIBOR Loan in accordance with this Section 3.2, or any such conversion or extension is not permitted or required by this Section 3.2, then such LIBOR Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto.

3.3       Prepayments.

    (a)        Voluntary Prepayments. Other than repayments of Revolving Loan advances to the Sweep Account, Borrower shall have the right to prepay Loans in whole or in part from time to time; provided, however, that (i) each partial prepayment of Loans shall be in a minimum principal amount of $100,000.00 and integral multiples of $50,000.00 in excess thereof (or the then remaining principal balance of the Revolving Loans or the Term Loan, if less). Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied first to Revolving Loans (until the Revolving Loan balance is zero), and then to the Term Loan (in direct order of maturity to the remaining scheduled principal amortization payments due under the Term Loan), in each case first to Base Rate Loans and then to LIBOR Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(a) shall be subject to Section 3.12, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

    (b)        Mandatory Prepayments. If at any time, the sum of the aggregate outstanding principal amount of Revolving Loans shall exceed the Revolving Committed Amount, Borrower immediately shall prepay the Revolving Loans in an amount sufficient to eliminate such excess.

3.4       Termination and Reduction of Revolving Committed Amount.

    (a)        Voluntary Reductions. Borrower may from time to time permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $500,000 or in integral multiples of $100,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon three (3) Business Days’ prior written notice to Lender; provided, however, no such termination or reduction shall be made which would cause the sum of the aggregate outstanding principal amount of Revolving Loans to exceed the Revolving Committed Amount unless, concurrently with such termination or reduction, the Revolving Loans are repaid to the extent necessary to eliminate such excess.

(b) Maturity Date. Unless terminated sooner pursuant to Section 3.4(a) or Section 9.2, the Revolving Commitment shall automatically terminate on the Maturity Date.

    (c)        General. Borrower shall pay to Lender in accordance with the terms of Section 3.5(b), on the date of each termination or reduction of the Revolving Committed Amount, the Unused Fee accrued through the date of such termination or reduction on the amount of the Revolving Committed Amount so terminated or reduced.

3.5       Fees.

(a) Upfront Fee. Borrower will pay, at Closing, an upfront commitment fee in the amount of $50,000.00, such fee having been previously earned by Lender.

    (b)        Unused Fee. In consideration of the Revolving Commitment of Lender hereunder, Borrower promises to pay to Lender a fee (the “Unused Fee”) on the Unused Revolving Committed Amount computed at a per annum rate for each day during the applicable Unused Fee Calculation Period (hereinafter defined) at a rate equal to 0.125% on the Unused Revolving Committed Amount. The Unused Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the first (1st) Business Day following the last Business Day of each March, June, September and December (and on any date that the Revolving Committed Amount is reduced and on the Maturity Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the Unused Fee is payable hereunder being herein referred to as an “Unused Fee Calculation Period”), beginning with the first of such dates to occur after the Closing Date.

3.6       Capital Adequacy.

        If Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender’s capital or assets as a consequence of its commitments or obligations hereunder to a level below that which Lender could have achieved but for adoption, effectiveness, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy), then, upon notice from Lender to Borrower, Borrower shall be obligated to pay to Lender additional amount or amounts as will compensate Lender for such reduction. Each determination by any Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

3.7       Limitation on LIBOR Loans.

        If on or prior to the first day of any Interest Period for any LIBOR Loan:

    (a)        Lender determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period; or

(b) Lender determines (which determination shall be conclusive) that the LIBOR Rate will not adequately and fairly reflect the cost to Lender of funding LIBOR Loans for such Interest Period;

then Lender shall give Borrower prompt notice thereof, and so long as such condition remains in effect, Lender shall be under no obligation to make additional LIBOR Loans, continue LIBOR Loans, or to convert Base Rate Loans into LIBOR Loans and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Loans, either prepay such LIBOR Loans or Convert such LIBOR Loans into Base Rate Loans in accordance with the terms of this Credit Agreement.

3.8       Illegality.

        Notwithstanding any other provision of this Credit Agreement, in the event that it becomes unlawful for Lender to make, maintain, or fund LIBOR Loans hereunder, then Lender shall notify Borrower thereof and Lender’s obligation to make or continue LIBOR Loans and to convert Base Rate Loans into LIBOR Loans shall be suspended until such time as Lender may again make, maintain, and fund LIBOR Loans (in which case the provisions of Section 3.10 shall be applicable).

3.9       Requirements of Law.

        If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

    (i)        shall subject Lender to any tax, duty, or other charge with respect to any LIBOR Loans, the Note, or its obligation to make LIBOR Loans, or change the basis of taxation of any amounts payable to Lender under this Credit Agreement or the Note in respect of any LIBOR Loans (other than taxes imposed on the overall net income of Lender by the jurisdiction in which Lender has its principal office);

    (ii)        shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the LIBOR Reserve Percentage utilized in the determination of the Adjusted LIBOR Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of Lender, including the Commitment hereunder; or

    (iii)        shall impose on Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Credit Agreement or the Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to Lender of making, converting into, continuing, or maintaining any LIBOR Loans or to reduce any sum received or receivable by Lender under this Credit Agreement or the Note with respect to any LIBOR Loans, then Borrower shall pay to Lender on demand such amount or amounts as will compensate Lender for such increased cost or reduction. If Lender requests compensation by Borrower under this Section 3.9, Borrower may, by notice to Lender, suspend the obligation of Lender to make or continue LIBOR Loans, or to convert Base Rate Loans into LIBOR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.10 shall be applicable); provided that such suspension shall not affect the right of Lender to receive the compensation so requested. Lender shall promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Lender to compensation pursuant to this Section 3.9 and will designate a different office from which to fund the Loans if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of Lender, be otherwise disadvantageous to it. If Lender claims compensation under this Section 3.9, Lender shall furnish to Borrower a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, Lender may use any reasonable averaging and attribution methods.

3.10       Treatment of Affected Loans.

        If the obligation of Lender to make any LIBOR Loan or to continue, or to convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 3.7, 3.8 or 3.9 hereof, all LIBOR Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such LIBOR Loans (or, in the case of a conversion, on such earlier date as Lender may specify to Borrower) and, unless and until Lender gives notice as provided below that the circumstances specified in Section 3.7, 3.8 or 3.9 hereof that gave rise to such conversion no longer exist:

(a) to the extent that LIBOR Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to LIBOR Loans shall be applied instead to Base Rate Loans; and

    (b)        all Loans that would otherwise be made or continued as LIBOR Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans that would otherwise be converted into LIBOR Loans shall remain as Base Rate Loans.

If Lender gives notice to Borrower that the circumstances specified in Section 3.7, 3.8 or 3.9 hereof that gave rise to the conversion of LIBOR Loans pursuant to this Section 3.10 no longer exist (which Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans are outstanding, all Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans.

3.11       Taxes.

    (a)        Any and all payments by Borrower to or for the account of Lender hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Lender’s income, and franchise taxes imposed on Lender, by the jurisdiction under the laws of which Lender is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as “Taxes”). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Credit Agreement or any other Credit Document to Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.11) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii)  Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) Borrower shall furnish to Lender, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof.

    (b)        In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Credit Agreement or any other Credit Document or from the execution or delivery of, or otherwise with respect to, this Credit Agreement or any other Credit Document (hereinafter referred to as “Other Taxes”).

    (c)        Borrower agrees to indemnify Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.11) paid by Lender (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

    (d)        If Borrower is required to pay additional amounts to or for the account of Lender pursuant to this Section 3.11, then Lender will agree to use reasonable efforts to change the jurisdiction of its applicable lending office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of Lender, is not otherwise disadvantageous to Lender.

    (e)        Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 3.11 shall survive the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder.

3.12       Compensation.

        Upon demand by Lender from time to time, Borrower shall promptly compensate Lender for and hold Lender harmless from any loss, cost or expense incurred by it as a result of:

    (a)        any continuation, conversion, payment or prepayment of any LIBOR Loan on a day other than the last day of the Interest Period for such LIBOR Loan (whether voluntary, mandatory, automatic, or for any other reason, including, the acceleration of the Loans pursuant to Section 9.2 hereof;

(b) any failure by Borrower (for a reason other than the failure of Lender to make a Loan) to prepay, borrow, continue or convert any LIBOR Loan on the date or in the amount notified by Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by Lender in connection with the foregoing.

        For purposes of calculating amounts payable by Borrower to Lender under this Section 3.12, Lender shall be deemed to have funded each LIBOR Loan made by it at the LIBOR Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such LIBOR Loan was in fact so funded. The covenants of Borrower set forth in this Section 3.12 shall survive the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitment hereunder.

3.13       Payments, Computations, Etc.

    (a)        Generally. Except as otherwise specifically provided herein, all payments hereunder shall be made to Lender in Dollars in immediately available funds, without condition or deduction for any counterclaim, defense, recoupment or setoff of any kind, at Lender’s office specified in Section 10.1 hereof, not later than 2:00 P.M. (Atlanta, Georgia time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. Lender may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of Borrower or any other credit party maintained with Lender. Borrower shall, at the time it makes any payment under this Credit Agreement, specify to Lender the Loans, Fees, interest or other amounts payable by Borrower hereunder to which such payment is to be applied. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of LIBOR Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

    (b)        Allocation of Payments After Acceleration. Notwithstanding any other provisions of this Credit Agreement to the contrary, after acceleration of the Obligations pursuant to Section 9.2, all amounts collected or received by Lender on account of the Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys’ fees) of Lender in connection with enforcing the rights of Lender under the Credit Documents;

SECOND, to payment of any Fees owed to Lender;

THIRD, to the payment of all of the Obligations consisting of accrued interest or other fees (including, without limitation, accrued interest or fees arising under any Financial Contracts between Borrower and Lender, or any Affiliate of Lender);

FOURTH, to the payment of the outstanding principal amount of the Obligations (including, without limitation, the outstanding principal amount arising under any Financial Contracts between Borrower and Lender, or any Affiliate of Lender);

FIFTH, to all other Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FOURTH” above; and

SIXTH, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category.

3.14       Evidence of Debt.

    (a)        Lender shall maintain an account or accounts evidencing each Loan made to Borrower from time to time, including the amount, type and Interest Period of each Loan hereunder, the amount of principal and interest payable and paid to Lender from time to time under this Credit Agreement. Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

    (b)        The entries made in the accounts maintained pursuant to clause (a) of this Section 3.14 shall create a rebuttable presumption in favor of existence and amounts of the obligations of Borrower therein recorded; provided, however, that the failure of Lender to maintain any such account, or any error therein, shall not in any manner affect the obligation of Borrower to repay the Obligations owing to Lender.

SECTION 4

[RESERVED]

SECTION 5

CONDITIONS

5.1       Closing Conditions.

        The obligation of Lender to enter into this Credit Agreement and to make the initial Loans shall be subject to satisfaction of the following conditions:

    (a)        Executed Credit Documents. Receipt by Lender of duly executed copies of: (i) this Credit Agreement, (ii) the Pledge Agreement and related documents (including, but not limited to, stock powers, stock proxies and related documents, all in form and substance satisfactory to Lender) and (ii) all other Credit Documents.

    (b)        Organizational Documents. Receipt by Lender of the following:

    (i)        Charter Documents. Copies of the Articles of Incorporation and other charter documents of Borrower and each Domestic Subsidiary certified to be true and complete as of a recent date by the appropriate Governmental Authority of the jurisdiction of its organization and certified by a secretary or assistant secretary of Borrower or such Domestic Subsidiary, as applicable, to be true and correct as of the Closing Date.

    (ii)        Bylaws; Etc. A copy of the Bylaws or other governing document of Borrower and each Domestic Subsidiary, certified on behalf of Borrower or such Domestic Subsidiary, as applicable, by a secretary or assistant secretary of Borrower or such Domestic Subsidiary, as applicable, to be true and correct as of the Closing Date.

    (iii)        Resolutions. Copies of resolutions of the board of directors of Borrower and each Domestic Subsidiary approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified on behalf of Borrower or such Domestic Subsidiary by a secretary or assistant secretary of Borrower or such Domestic Subsidiary, as applicable, to be true and correct and in force and effect as of the Closing Date.

    (iv)        Good Standing. Copies of certificates of good standing, existence or their equivalent with respect to Borrower and each Domestic Subsidiary, certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of their respective organization and each other jurisdiction in which the failure to so qualify and be in good standing would reasonably be expected to have a Material Adverse Effect.

    (v)        Incumbency. An incumbency certificate of Borrower and each Domestic Subsidiary certified on behalf of Borrower or such Domestic Subsidiary by a secretary or assistant secretary of such party to be true and correct as of the Closing Date.

    (c)        Opinions of Counsel. Receipt by Lender or a legal opinion of counsel for Borrower and each Domestic Subsidiary, dated as of the Closing Date and in form and substance reasonably satisfactory to Lender, including, without limitation, an opinion as to the proper perfection and enforceability of the Collateral Documents.

    (d)        Evidence of Insurance. Receipt by Lender of copies of insurance policies or certificates of insurance of Borrower and the other Consolidated Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents.

    (e)        Officer’s Certificates. Receipt by Lender of a certificate or certificates executed on behalf of Borrower by an Executive Officer of Borrower as of the Closing Date, in form and substance satisfactory to Lender, stating that (1)  no Default or Event of Default exists, (2) all representations and warranties contained herein and in the other Loan Documents are true and correct in all material respects.

(f) Corporate Structure. Approval by Lender of the corporate capital and ownership structure, operating agreement and management of the Consolidated Parties (after giving effect to the Loans).

(g) Fees and Expenses. Payment by Borrower to Lender of all Fees and expenses relating to the Loan Facilities which are due and payable on the Closing Date.

    (h)        Litigation. Receipt and approval by Lender of information regarding existing claims, litigation and proceedings (whether pending or threatened) against any Consolidated Party and evidence of satisfactory and adequate insurance coverage for the same;

(i) Collateral. Receipt by Lender of:

(i)	searches of Uniform Commercial Code filings against the Consolidated Parties in all appropriate jurisdictions, and copies of all financing statements on file in such jurisdictions;

(ii)	duly authorized UCC financing statements for each appropriate jurisdiction as is necessary, in Lender’s sole discretion, to perfect Lender’s security interest in the Collateral;

(iii)	all certificates evidencing any certificated Capital Stock pledged to Lender pursuant to the Pledge Agreement, together with duly executed in blank, undated stock powers attached thereto.

    (j)        No Orders. There shall not exist any pending or threatened action, suit, investigation or proceeding, which, if adversely determined, could materially and adversely affect Borrower, any transaction contemplated hereby or the ability of Borrower to perform its obligations under the Credit Documents or the ability of Lender to exercise its rights thereunder.

    (k)        Market Changes. The absence of any material disruption of or a material adverse change in conditions in the financial, banking or capital markets which Lender, in its sole discretion, deems material in connection with the Obligations.

    (l)        Existing Credit Facility. All loans and obligations under Borrower’s existing credit facility with Wachovia Bank, N.A. shall have been paid in full (or will be paid in full with proceeds of Loans made on the Closing Date), all commitments thereunder shall have terminated, and all collateral securing such indebtedness shall have been released. Borrower shall deliver such Uniform Commercial Code termination statements or other evidence of such release as may be required by Lender.

    (m)        Other. Receipt and approval by Lender of such other documents, instruments, agreements or information as reasonably requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, environmental matters, material contracts, debt agreements, property ownership, management agreements, employment agreements, stockholder agreements, contingent liabilities and management of Borrower.

5.2       Conditions to all Extensions of Credit.

        The obligations of Lender to make, convert or extend any Loan (including the initial Loans) are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 5.1:

    (a)        Other than Revolving Loans to the Sweep Account, Borrower shall have delivered, in the case of any Revolving Loan or any portion of the Term Loan, an appropriate Notice of Borrowing or Notice of Extension/Conversion;

    (b)        The representations and warranties set forth in Section 6 shall, subject to the limitations set forth therein, be true and correct in all material respects as of such date (except for those which expressly relate to an earlier date);

    (c)        There shall not have been commenced against Borrower an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Borrower or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed;

(d) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto.

    (e)        Immediately after giving effect to the making of such Loan, in the case of a request for a Revolving Loan (and the application of the proceeds thereof) the sum of the aggregate outstanding principal amount of Revolving Loans shall not exceed the Revolving Committed Amount.

        The delivery of each Notice of Borrowing and each request for a Loan pursuant to Section 2.1(b) shall constitute a representation and warranty by Borrower of the correctness of the matters specified in subsections (b), (c) and (d) above.

SECTION 6

REPRESENTATIONS AND WARRANTIES

        Borrower hereby represents to Lender that:

6.1       Financial Condition.

        The audited consolidated financial statements of the Consolidated Parties heretofore delivered to Lender (i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods.

6.2       No Material Change.

        Since May 31, 2003, there has been no development or event or series of developments or events relating to or affecting any Consolidated Party which, singly or taken together, has had or would reasonably be expected to have a Material Adverse Effect.

6.3       Organization and Good Standing.

        Borrower (i) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, and (iii) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect.

6.4       Power; Authorization; Enforceable Obligations.

        Borrower has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents and to obtain extensions of credit hereunder, and has taken all necessary corporate or other necessary action to authorize the borrowings and other extensions of credit on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of Borrower in connection with the borrowings or other extensions of credit hereunder, or with the execution, delivery, performance, validity or enforceability of the Credit Documents. This Credit Agreement has been, and each other Credit Document will be, duly executed and delivered on behalf of Borrower. This Credit Agreement constitutes, and each other Credit Document when executed and delivered will constitute, a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6.5       No Conflicts.

        Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by Borrower will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of Borrower, (b)  violate, contravene or conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to Borrower, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any material indenture, credit agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

6.6       No Default.

        No Consolidated Party is in default in any respect under any contract, lease, credit agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to Lender.

6.7       Ownership.

        Borrower is the owner of, and has good and marketable title to, all of its respective assets and none of such assets is subject to any Lien other than Permitted Liens.

6.8       Indebtedness.

        Except as otherwise permitted under Section 8.1, the Consolidated Parties have no Indebtedness.

6.9       Litigation.

        There does not exist any pending or, to the knowledge of Borrower, threatened action, suit or legal, equitable, arbitration or administrative proceeding against Borrower or any other Consolidated Party which would reasonably be expected to have a Material Adverse Effect.

6.10       Taxes.

        Each Consolidated Party has filed, or caused to be filed, all tax returns (Federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. Borrower is not aware as of the Closing Date of any proposed tax assessments against any Consolidated Party.

6.11       Compliance with Law.

        Each Consolidated Party is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including, without limitation, Environmental Laws) applicable to it, or to its properties, unless such failure to comply would reasonably be expected to have a Material Adverse Effect. No Requirement of Law would cause a Material Adverse Effect.

6.12       ERISA.

    (a)        During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of Borrower, no event or condition has occurred or exists as a result of which any ERISA Event would reasonably be expected to occur, with respect to any Plan; (ii) no “accumulated funding deficiency,” as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable Federal or state laws; and (iv) no Lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

    (b)        The actuarial present value of all “benefit liabilities” (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan’s most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

    (c)        None of any of the Consolidated Parties nor any ERISA Affiliate has incurred, or, to the best knowledge of Borrower, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. None of the Consolidated Parties nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any Consolidated Party or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. None of the Consolidated Parties nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of Borrower, reasonably expected to be in reorganization, insolvent, or terminated.

    (d)        No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

    (e)        None of the Consolidated Parties nor any ERISA Affiliates has any material liability with respect to “expected post-retirement benefit obligations” within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.

    (f)        Neither the execution and delivery of this Credit Agreement nor the consummation of the financing transactions contemplated thereunder will involve any transaction which is subject to the prohibitions of Sections 404, 406 or 407 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code.

6.13       Corporate Structure; Capital Stock, Subsidiaries

    (a)        The ownership structure (setting forth the percentage owned directly or indirectly by Borrower) of the Consolidated Parties (other than Borrower) as of the Closing Date is as described in Schedule 6.13. Set forth on Schedule 6.13 is a complete and accurate list as of the Closing Date with respect to each of Borrower’s direct and indirect Subsidiaries of (i) jurisdiction of incorporation, (ii) number of shares of each class of Capital Stock outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Consolidated Parties and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto as of the Closing Date. The outstanding Capital Stock of all such Persons is validly issued, fully paid and non-assessable and is owned by the Consolidated Parties, directly or indirectly, in the manner set forth on Schedule 6.13, free and clear of all Liens. Other than as set forth in Schedule 6.13, no Subsidiary of Borrower has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock. Except as set forth on Schedule 6.13, Borrower has no Subsidiaries (direct or indirect).

(b) The outstanding Capital Stock of each Subsidiary is all validly issued, fully paid and non-assessable.

6.14       Governmental Regulations, Etc.

    (a)        None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act, the Securities Exchange Act, any of Regulations U and X or any equivalent federal or provincial law or regulation of any other country.

    (b)        Borrower is not (i) an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended, (ii) a “holding company” as defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (iii) subject to regulation under any other Federal or state statute or regulation which limits its ability to incur Indebtedness, federal or provincial law or regulation of any other country.

6.15       Purpose of Loans.

        The proceeds of the Revolving Loans hereunder shall be used solely by Borrower to repay existing Indebtedness and to provide for working capital and general corporate purposes of Borrower and its Subsidiaries. The proceeds of the Term Loan shall be used solely to refinance existing term Indebtedness of Borrower and for no other purpose.

6.16       Environmental Matters.

    (a)        Each of the Real Properties and all operations at the Real Properties are in compliance with all applicable Environmental Laws, there is no violation of any Environmental Law with respect to the Real Properties or the Businesses, and there are no conditions relating to the Real Properties or the Businesses that would reasonably be expected to give rise to liability under any applicable Environmental Laws.

    (b)        None of the Real Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Real Properties in amounts or concentrations that constitute or constituted a violation of, or that would reasonably be expected to give rise to liability under, Environmental Laws.

    (c)        No Consolidated Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

    (d)        Materials of Environmental Concern have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by or on behalf of Borrower or any other Consolidated Party in violation of, or in a manner that that would reasonably be expected to give rise to liability under, any applicable Environmental Law.

    (e)        No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of Borrower, threatened, under any Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Borrower, the other Consolidated Parties, the Real Properties or the Businesses.

    (f)        There has been no release, or threat of release, of Materials of Environmental Concern at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of any Consolidated Party in connection with the Real Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

6.17       Intellectual Property.

        Each Consolidated Party owns, or has the legal right to use, all trademarks, service marks, trade names, trade dress, patents, copyrights, trade secrets, technology, know-how and processes (the “Intellectual Property”) necessary for it to conduct its business as currently conducted except for those the failure to own or have such legal right to use that would not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of the Intellectual Property or the validity or effectiveness of the Intellectual Property, nor does Borrower know of any such claim, and the use of the Intellectual Property by the Consolidated Parties or the granting of a right or a license in respect of the Intellectual Property from the Consolidated Party does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, none of the Intellectual Property of Borrower is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.17.

6.18       Solvency.

        The Consolidated Parties are Solvent on a consolidated basis.

6.19       Investments.

        All Investments of each of the Consolidated Parties are Permitted Investments.

6.20       Business Locations.

        Set forth on Schedule 6.20(a) is a list of all offices and places of business of the Domestic Subsidiaries. Set forth on Schedule 6.20(b) is a list of all locations where any tangible personal property of any Domestic Subsidiary is located. Set forth on Schedule 6.20(c) is the chief executive office, jurisdiction of incorporation or formation and principal place of business of each Domestic Subsidiary.

6.21       Disclosure.

        Neither this Credit Agreement nor any financial statements delivered to Lender nor any other document, certificate or statement furnished to Lender by or on behalf of Borrower in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

6.22       No Burdensome Restrictions.

        No Consolidated Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could have a Material Adverse Effect.

6.23       Brokers’ Fees.

        No Consolidated Party has any obligation to any Person in respect of any finder’s, broker’s, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents.

6.24       Labor Matters.

        There are no collective bargaining agreements or Multiemployer Plans covering the employees of any Consolidated Party as of the Closing Date and none of the Consolidated Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

6.25       Nature of Business.

        As of the Closing Date, members of the Consolidated Group are engaged in the Business of development, manufacture and marketing of immunological diagnostic medical products and related Businesses, and no other Businesses.

6.26       Certificates.

        Each Consolidated Party is in good standing with respect to all governmental approvals, permits, licenses, certificates (including, without limitation, doing business certificates in all states it currently does business), inspections, consents and franchises necessary to continue to conduct its business and the businesses heretofore conducted by its predecessors and to own or lease and operate its properties where the failure to possess the same would not reasonably be expected to have a Material Adverse Effect.

6.27       Environmental Permits.

        Each Consolidated Party has obtained all permits, licenses and other authorizations which are required under Environmental Laws and each Consolidated Party is in material compliance with all terms and conditions of the required permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws except, in each case, as would not reasonably be expected to have a Material Adverse Effect;

6.28       Employment Agreements.

        No management or consulting agreements have been entered into, or are contemplated by, any Consolidated Party with any Persons, nor have any management consultants been retained by Borrower, except as set forth on Schedule 6.28 attached hereto.

6.29       Names.

        Borrower, nor any predecessor of Borrower has, during the preceding five (5) years, been known as or used any other corporate, fictitious or trade names or trade styles, other than the present corporate name of Borrower and the names listed on Schedule 6.29 hereto;

6.30       Reaffirmation.

        Each request for, and each acceptance of, an advance of any Loan shall constitute a reaffirmation as of the date of the advance, of the truth and accuracy of the representations and warranties set forth in this Agreement.

SECTION 7

AFFIRMATIVE COVENANTS

        Borrower hereby covenants and agrees that until such time as this Credit Agreement has been terminated in accordance with the terms of Section 10.13:

7.1       Information Covenants.

        Borrower will furnish, or cause to be furnished, to Lender:

    (a)        Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the close of each fiscal year of the Consolidated Parties, a consolidated balance sheet and income statement of the Consolidated Parties as of the end of such fiscal year, together with related consolidated statements of retained earnings and cash flows for such fiscal year, in each case setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to Lender and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP and shall not be limited as to the scope of the audit or qualified as to the status of the Consolidated Parties as a going concern or any other material qualifications or exceptions.

    (b)        Monthly Financial Statements. As soon as available, and in any event within thirty (30) days after each month-end, an internally-prepared consolidated balance sheet and income statement of the Consolidated Parties as of the end of such month, together with related consolidated statements of retained earnings and cash flows for such month (in each case, setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year), all such financial information described above to be in reasonable form and detail and reasonably acceptable to Lender, and accompanied by a certificate of an Executive Officer of Borrower to the effect that such monthly financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP;

    (c)        Accounts Receivable Aging. Within thirty (30) days after the end of each calendar fiscal quarter end or otherwise promptly upon request by Lender, an accounts receivable listing as to Borrower, the Domestic Subsidiaries, Immucor Medizinische Diagnostik GmbH, and Dominion Biologicals Limited, aged from the due date of each receivable.

    (d)        Officer’s Compliance Certificate. Quarterly, within forty-five (45) days after then end of each fiscal quarter of the Consolidated Parties, a certificate of an Executive Officer of Borrower substantially in the form of Exhibit 7.1(c), (i) demonstrating compliance with the financial covenants contained in Section 7.10 by calculation thereof measured as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action Borrower propose to take with respect thereto.

    (e)        Accountant’s Certificate. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit (whether contained in the annual audit, including in any footnote therein or otherwise) stating that they have reviewed this Credit Agreement as it relates to accounting and other financial matters and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof, provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of their audit examination.

    (f)        Auditor’s Reports. Promptly upon receipt thereof, a copy of any other report or “management letter” submitted by independent accountants to any Consolidated Party in connection with any annual, interim or special audit of the books of such Person.

    (g)        Reports. Promptly upon transmission or receipt thereof, (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, any foreign equivalent thereof or any successor agency and (ii) upon the request of Lender, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

    (h)        Notices. Promptly upon any Executive Officer of Borrower obtaining knowledge thereof, Borrower will give written notice to Lender of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action Borrower propose to take with respect thereto, and (ii) the occurrence of any of the following with respect to any Consolidated Party (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined is likely to have a Material Adverse Effect, or (B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such person of potential liability or responsibility for violation, or alleged violation of any Federal, state or local law, rule or regulation, whether of the United States or foreign jurisdiction, including but not limited to, Environmental Laws, the violation of which could have a Material Adverse Effect.

    (i)        ERISA. Upon any Executive Officer of Borrower obtaining knowledge thereof, Borrower will give written notice to Lender promptly (and in any event within five (5) Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against any Consolidated Party or any ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Consolidated Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by an Executive Officer of Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by Borrower with respect thereto. Promptly upon request, Borrower shall furnish Lender with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each “plan year” (within the meaning of Section 3(39) of ERISA).

    (j)        Environmental. Upon the reasonable written request of Lender following the occurrence of any event or the discovery of any condition which Lender reasonably believes has caused (or could be reasonably expected to cause) the representations and warranties set forth in Section 6.16 to be untrue in any material respect, Borrower will furnish or cause to be furnished to Lender, at Borrower’ expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to Lender as to the nature and extent of the presence of any Materials of Environmental Concern on any Real Properties (as defined in Section 6.16) and as to the compliance by any Consolidated Party with Environmental Laws at such Real Properties. If Borrower fails to deliver such an environmental report within forty-five (45) days after receipt of such written request then Lender may arrange for same, and Borrower hereby grants to Lender and its representatives access to the Real Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by Lender pursuant to this provision will be payable by Borrower on demand and added to the Obligations.

    (k)        Annual Insurance Certificates. At the time of delivery of the financial statements and reports provided for in Section 7.1(a), copies of insurance policies or certificates of insurance of the Consolidated Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents.

(l) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of Borrower as Lender reasonably may request.

7.2       Preservation of Existence and Franchises.

        Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by Section 8.4, Borrower will do all things necessary to preserve and keep in full force and effect its and its Subsidiaries’ existence, rights, franchises and authority.

7.3       Books and Records.

        Borrower will, and will cause each of the Consolidated Parties to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

7.4       Compliance with Law.

        Borrower will, and will cause each of the Consolidated Parties to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities (excluding any Environmental Laws), applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction would reasonably be expected to have a Material Adverse Effect.

7.5       Payment of Taxes and Other Claims.

        Borrower will, and will cause each of the Consolidated Parties to, pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent and (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties; provided, however, that no Consolidated Party shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment could have a Material Adverse Effect.

7.6       Insurance.

        Borrower will, and will cause each of the Consolidated Parties to, at all times maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, and casualty insurance in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice. Lender shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Lender, that it will give Lender thirty (30) days prior written notice before any such policy or policies shall be altered or canceled.

7.7       Maintenance of Property.

        Borrower will, and will cause each of the Consolidated Parties to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

7.8       Use of Proceeds.

        Borrower will use the proceeds of the Loans solely for the purposes set forth in Section 6.15.

7.9       Audits/Inspections.

        Upon reasonable prior written notice and during normal business hours (unless an Event of Default exists and is continuing in which case written notice shall not be required), Borrower will, and will cause each of the Consolidated Parties to, permit representatives appointed by Lender, including, without limitation, independent accountants, Lender, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit Lender or its representatives to investigate and verify the accuracy of information provided to Lender and to discuss all such matters with the officers, employees and representatives of such Person.

7.10       Financial Covenants.

    (a)        Maximum Leverage Ratio. The Leverage Ratio shall be less than or equal to 2.00 to 1.00 at all times beginning with the fiscal quarter of the Consolidated Parties ending February 28, 2004. The Leverage Ratio shall be tested on the last day of each fiscal quarter of the Consolidated Parties on a rolling four (4) quarter basis.

    (b)        Minimum Fixed Charge Coverage Ratio. The Consolidated Parties shall maintain a Fixed Charge Coverage Ratio of at least 1.25 to 1.00 commencing with the fiscal quarter of the Consolidated Parties ending February 28, 2004. The Fixed Charge Coverage Ratio shall be tested on the last day of each fiscal quarter of the Consolidated Parties on a rolling four (4) quarter basis.

    (c)        Minimum Consolidated Net Worth. Commencing with the fiscal quarter of the Consolidated Parties ending August 31, 2003, minimum Consolidated Net Worth at all times shall be greater than the sum of (i) Sixty-five Million and No/100ths Dollars ($65,000,000.00) plus (ii) fifty percent (50%) of Consolidated Net Income on a quarterly basis (commencing with the quarter ending May 31, 2003); provided, that if Consolidated Net Income shall be negative for any fiscal quarter, the amount added for such fiscal quarter shall be zero and such negative Consolidated Net Income shall not operate to reduce the cumulative Consolidated Net Income calculated prior to the quarter in which such negative result was incurred.

(d) Capital Expenditures. Commencing after the Closing Date, the Consolidated Parties shall not make Capital Expenditures in any single fiscal year exceeding $6,000,000.00 in the aggregate.

7.11       Deposit Accounts.

        To the extent permitted by law, Borrower shall at all times maintain its primary depository accounts with Lender.

7.12         Future Subsidiaries. Borrower shall cause (a) all Domestic Subsidiaries, now or hereafter formed or acquired, to execute a Negative Pledge in the form executed by Borrower on the Closing Date and any related documents as may be required by Lender and (b) with respect to all Material Foreign Subsidiaries, 66% (or such greater percentage that, due to a change in an applicable Requirement of Law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Material Foreign Subsidiary as determined for United States federal tax purposes to be treated as a deemed dividend to such Material Foreign Subsidiary’s United States parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Material Foreign Subsidiary directly owned by Borrower or by any Domestic Subsidiary of Borrower to be subject at all times to a first priority, perfected Lien (under U.S. law) in favor of Lender pursuant to the terms and conditions of the Collateral Documents or such other (U.S. law) security documents as Lender reasonably shall request. Without limiting the generality of the foregoing, Borrower shall deliver all share certificates representing such Capital Stock of Material Foreign Subsidiaries owned by Borrower or by a Domestic Subsidiary of Borrower to be delivered to Lender together with undated stock powers, duly executed in blank.

SECTION 8

NEGATIVE COVENANTS

        Borrower hereby covenants and agrees that until such time as this Credit Agreement has been terminated in accordance with the terms of Section 11.13:

8.1       Indebtedness.

        The Consolidated Parties shall not without written consent of Lender contract, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

    (b)        Indebtedness of the Consolidated Parties set forth in Schedule 8.1 (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to such Person than such existing Indebtedness);

    (c)        Purchase money Indebtedness (including Capital Leases) from time-to-time incurred by the Consolidated Parties to finance (or refinance) the purchase of fixed assets provided that (i) the total of all such Indebtedness shall not exceed an aggregate principal amount of $2,500,000.00 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

    (d)        Obligations of the Consolidated Parties in respect of Financial Contracts entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

(e) The Foreign Credit Facilities and increases thereof or additions thereto in an amount not to exceed $750,000 in the aggregate during the term of this Agreement.

(f) Other unsecured Indebtedness not to exceed $5,000,000.00 in the aggregate at any time outstanding.

8.2       Liens.

        The Consolidated Parties will not, and Borrower will not permit any Consolidated Party to, contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or hereafter acquired, except for:

(a) Liens in favor of Lender;

    (b)        Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

    (c)        Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

    (d)        Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any Consolidated Party in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

    (e)        Easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use or marketability of the encumbered Property for its intended purposes;

    (f)        Liens on Property of any Person securing purchase money Indebtedness (including Capital Leases) of such Person permitted under Section 8.1(c), provided that any such Lien attaches to such Property concurrently with or within ninety (90) days after the acquisition thereof;

(g) Normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(h) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

    (i)        Liens of sellers of goods to any Consolidated Party arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(j) Leases or subleases granted to others not interfering in any material respect with the business of any Consolidated Party;

    (k)        Liens existing as of the Closing Date and set forth on Schedule 8.2, provided that no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto (or Property replacing such Property) on the Closing Date; and

    (l)        Any interest of title of a Lessor under any liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to leases permitted by this Credit Agreement.

    (m)        Liens arising with respect to the assets (but not any Capital Stock) of any Foreign Subsidiary that are (i) analogous or equivalent to any of the foregoing under the laws of such Foreign Subsidiary, or (ii) customarily permitted to exist by unsecured commercial lenders similar to Lender doing business in the jurisdiction of organization of such Foreign Subsidiary and extending credit to borrowers similar to such Foreign Subsidiary; and

(n) Foreign Credit Facilities Liens.

8.3       Nature of Business.

        Except for ancillary or complementary lines of business, or other lines of business added through growth or development of Borrower’s current line of business, Borrower will not and will not permit any Consolidated Party to substantively alter the character or conduct of the Business conducted by such Person as of the Closing Date.

8.4       Consolidation, Merger, Dissolution, Etc.

        Without Lender’s prior written consent, Borrower will not enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or redeem any of its Capital Stock, except that (a) Borrower may merge or consolidate with any of its Subsidiaries, provided that Borrower shall be the continuing or surviving corporation; and (b) any Consolidated Party (other than Borrower) may merge with any other Consolidated Party (other than Borrower).

8.5       Acquisition; Asset Dispositions.

        Without Lender’s prior written consent, Borrower will not make any Acquisition other than as permitted by Section 8.6 hereof, nor any Asset Disposition other than an Excluded Asset Disposition.

8.6       Investments.

        Borrower will not permit any Consolidated Party to make any Investments, except for:

(a) Investments consisting of cash and Cash Equivalents;

    (b)        Investments consisting of accounts receivable created, acquired or made by any Consolidated Party in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

    (c)        Investments consisting of Capital Stock, obligations, securities or other property received by any Consolidated Party in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors;

(d) Investments in any Person who is a Consolidated Party either on the Closing Date or prior to giving effect to such Investment;

(e) Investments existing as of the Closing Date and set forth in Schedule 8.6; and

(f) Permitted Acquisitions.

8.7       Restricted Payments.

      Borrower will not:

(a) directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment in excess of fifty percent (50%) of Consolidated Net Income in any fiscal year; or

    (b)        permit any Consolidated Party to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except to make dividends or other distributions payable to Borrower (directly or indirectly through Subsidiaries).

8.8       Prepayment of Other Indebtedness, Etc.

      [Intentionally Omitted].

8.9       Transactions with Insiders.

        Borrower will not permit any Consolidated Party to enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) intercompany transactions expressly permitted by Section 8.1, Section 8.4, Section 8.5, or Section 8.6, (b) normal compensation and reimbursement of expenses of officers and directors, and (c) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of such Person’s business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms length transaction with a Person other than an officer, director or Affiliate.

8.10       Fiscal Year; Organizational Documents.

        Borrower will not permit any Consolidated Party to (a) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) in a manner adverse to the rights of Lender under the Credit Documents or (b) change its fiscal year.

8.11       Limitation on Restricted Actions.

        Except as is otherwise expressly provided for in this Credit Agreement, Borrower will not permit any Consolidated Party to directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any of its Domestic Subsidiaries to (A)  pay dividends or make any other distributions to Borrower on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (B) pay any Indebtedness or other obligation owed to Borrower, (C) make loans or advances to Borrower, (D) sell, lease or transfer any of its Property to Borrower or (E)  pledge its Property except pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof except (in respect of any of the matters referred to in clauses (a)-(e)(i) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (iii) applicable law, (iv) any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (v) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien or (vi) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.5 pending the consummation of such sale, or issue any securities of any nature to any Person.

8.12       Ownership of Subsidiaries.

        Notwithstanding any other provisions of this Credit Agreement to the contrary, Borrower will not permit any Consolidated Party (i) to permit any Person (other than Borrower, any Subsidiary of Borrower, or any other holder of Capital Stock of any such Subsidiary on the Closing Date) to own any Capital Stock of any Subsidiary of Borrower, or (ii) permit, create, incur, assume or suffer to exist any Lien on any Capital Stock of any Subsidiary of Borrower.

8.13       Sale Leasebacks.

        Borrower will not permit any Consolidated Party to enter into any Sale and Leaseback Transaction without the prior written consent of Lender.

8.14       No Further Negative Pledges.

        Except pursuant to Capital Leases, Borrower will not permit any Domestic Subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the existence of any Lien upon any of its Property in favor of Lender (for the benefit of Lender) for the purpose of securing Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation.

SECTION 9

EVENTS OF DEFAULT

9.1       Events of Default.

        An Event of Default shall exist upon the occurrence and during the continuance of any of the following specified events (each an “Event of Default”):

      (a)        Payment. Borrower shall

(i)	default in the payment when due of any principal of any of the Loans

      or

(ii)	default, and such default shall continue for three (3) or more Business Days in (A) the payment when due of any interest on the Loans, or (B) of any Fees or other amounts owing hereunder, or (C) in the payment of amounts owing under Financial Contracts with Lender or its Affiliates, or (D) in the payment of other amounts owing under any of the other Credit Documents or in connection herewith or therewith.

      (b)        Representations. Any representation, warranty or statement made or deemed to be made by Borrower herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

      (c)        Covenants. Borrower shall

(i) default in the due performance or observance of any term, covenant or agreement contained in Sections 5.3, 7.2, 7.8, 7.9, 7.10, 7.11 or Section 8 (other than Sections 8.11 or 8.14);

    (ii)        default in the due performance or observance of any term, covenant or agreement contained in Section 7.1 and such default shall continue unremedied for a period of at least five (5) Business Days after the earlier of an Executive Officer of a Borrower becoming aware of such default or notice thereof by Lender; or

    (iii)        default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i) or (c)(ii) of this Section 9.1) contained in this Credit Agreement or any other Credit Document and such default shall continue unremedied for a period of at least thirty (30) days after the earlier of an Executive Officer of Borrower becoming aware of such default or notice thereof by Lender; or

    (d)        Other Credit Documents. Any Credit Document shall fail to be in full force and effect or to give Lender and/or Lender the rights, powers and privileges, or, if applicable, the liens, purported to be created thereby, or Borrower shall so state in writing; or

      (e)        Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to Borrower; or

      (f)        Defaults under Other Agreements.

    (i)        Any Consolidated Party shall default in the performance or observance (beyond the applicable grace period with respect thereto, if any) or any material obligation or condition of any contract or lease material to Consolidated Parties taken as a whole if such default would reasonably be expected to have a Material Adverse Effect; or

    (ii)        With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $500,000.00 in the aggregate for Consolidated Parties taken as a whole, (A) either (1) default in any payment shall occur and continue (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity and such holder or holders (or trustee) do so accelerate the maturity of each Indebtedness; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

    (g)        Judgments. A judgment or order by any court for the payment of money which causes the aggregate amount of all judgments and orders by any court in any fiscal year (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) against the Consolidated Parties, taken as a whole, to exceed (i) $250,000.00 or (ii) $1,000,000.00 in the aggregate throughout the term of this Agreement, and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

    (h)        ERISA. Any of the following events or conditions, if such event or condition could involve possible taxes, penalties, and other liabilities in an aggregate amount in excess of $1,000,000.00: (i) any “accumulated funding deficiency,” as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of Lender, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any Consolidated Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

(i) Ownership. There shall occur a Change of Control.

9.2       Acceleration; Remedies.

        Upon the occurrence and during the continuance of any Event of Default, Lender may, by written notice to Borrower, take any of the following actions:

(a) Termination of Commitments. Declare the Revolving Commitment terminated whereupon the Revolving Commitment shall be immediately terminated.

    (b)        Acceleration. Declare the unpaid Obligations to be due, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower.

    (c)        Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against any guarantors and all rights of set-off.

        Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(c) shall occur with respect to Borrower, then, without the giving of any notice or other action by Lender, (i) the Revolving Commitment automatically shall terminate, and (ii) all of the outstanding Obligations automatically shall immediately become due and payable.

SECTION 10

MISCELLANEOUS

10.1       Notices.

        Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the first Business Day on or following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) by a reputable national overnight air courier service, or (d) the first Business Day on or following the day on which the same is delivered by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of Borrower and Lender, set forth below, or at such other address as such party may specify by written notice to the other parties hereto:

if to Borrower:

IMMUCOR, INC
3130 Gateway Drive
Norcross, Georgia 30091
Attn: Mr. Ed Gallup, Chairman and CEO
Mr. Steve Ramsey, CFO
Tel: (770) 441-2051
Fax: (770) 242-8930
E-mail: egallup@immucor.com

with a copy to:

SUTHERLAND, ASBILL& BRENNAN, LLP
Attn: Philip H. Moise, Esq
999 Peachtree Street, N.E
Atlanta, Georgia 30309
Tel: (404) 853-8173
Fax: (404) 853-8806
Email: phil.moise@sablaw.com

if to Lender:

SUNTRUST BANK
Middle Market Banking
25 Park Place, 23rd Floor
Atlanta, Georgia 30303
Attn: Mr. Gregory S. Nail
Tel: (404) 532-0913
Fax: (404) 532-0417
E-mail: greg.s.nail@suntrust.com

with a copy to:

Ronald A. Weiner, Esq
Arnall Golden Gregory LLP
2800 One Atlantic Center
1201 W. Peachtree Street, NW
Atlanta, Georgia 30309
Telephone: (404) 873-8192
Fax: (404) 873-8193
E-mail: ronald.weiner@agg.com

10.2       Right of Set-Off; Adjustments.

        Upon the occurrence and during the continuance of any Event of Default, Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender (or any of its Affiliates) to or for the credit or the account of Borrower against any and all of the obligations of such Person now or hereafter existing under this Credit Agreement, under the Note, under any other Credit Document or otherwise, irrespective of whether Lender shall have made any demand hereunder or thereunder and although such obligations may be unmatured. Lender agrees promptly to notify any affected Credit Party after any such set-off and application made by Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section 10.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that Lender may have.

10.3       Successors and Assigns.

    (a)        The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnified Parties) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

    (b)        Lender may transfer (including guaranty rights of participation herein), syndicate or otherwise assign to one or more Persons all or any portion of its rights and obligations under this Credit Agreement (including all or any portion of its Commitments and the Loans) except (i) upon the occurrence and during the continuance of an Event of Default, or (ii) with the prior written consent of Borrower.

    (c)        Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note) to secure obligations of Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank.

10.4       No Waiver; Remedies Cumulative.

        No failure or delay on the part of Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between Lender and Borrower shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which Lender would otherwise have. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand.

10.5       Expenses; Indemnification.

    (a)        Borrower agrees to pay on demand all reasonable costs and expenses of Lender in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Credit Agreement, the other Credit Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable and actual fees and expenses of counsel for Lender (including the cost of internal counsel) with respect thereto and with respect to advising Lender as to its rights and responsibilities under the Credit Documents. Borrower further agrees to pay on demand all reasonable costs and expenses of Lender, if any (including, without limitation, reasonable and actual attorneys’ fees and expenses and the cost of internal counsel), in connection with any work-out or restructuring relating to the Loans or any enforcement (whether through negotiations, legal proceedings, or otherwise) of any of the Credit Documents.

    (b)        Borrower agrees to indemnify and hold harmless Lender and each of its Affiliates and their respective officers, directors, employees, agents, and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys’ fees) that may be incurred by or awarded against any Indemnified Party (excluding lost profits), in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense results from an Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.5 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any of Borrower, their respective directors, shareholders or creditors or an Indemnified Parties or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Borrower agrees not to assert any claim against Lender, any of its Affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

    (c)        Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 10.5 shall survive the repayment of the Obligations and the termination of the Commitment hereunder.

10.6       Amendments, Waivers and Consents.

        Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by Borrower and Lender.

10.7       Counterparts.

        This Credit Agreement may be executed in any number of counterparts, each of which when so executed shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Credit Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

10.8       Headings.

        The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

10.9       Survival.

        All indemnities set forth herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by Borrower herein shall survive until this Credit Agreement shall be terminated in accordance with the terms of Section 10.13(b).

10.10       Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

    (a)        THIS CREDIT AGREEMENT AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of Georgia (including Fulton County, Georgia) or of the United States for the Northern District of Georgia and, by execution and delivery of this Credit Agreement, each of Borrower and Lender hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of Borrower and Lender further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 10.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against Borrower in any other jurisdiction.

    (b)        Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in the second sentence of subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

    (c)        EACH PARTY TO THIS CREDIT AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY CREDIT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS CREDIT AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.11       Severability.

        If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

10.12       Entirety.

        This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

10.13       Binding Effect; Termination.

    (a)        This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by Borrower and Lender, and Lender shall have received a copy hereof (telefaxed or otherwise) which bears the signature of Borrower, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of Borrower, Lender and their respective successors and assigns.

(b) The term of this Credit Agreement shall be until the Obligations are Fully Satisfied. This Credit Agreement shall terminate immediately when the Obligations are Fully Satisfied.

10.14       Confidentiality.

        Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its (and its Affiliates’) directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and shall agree to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Credit Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Credit Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 10.14, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of Lender’s rights or obligations under this Credit Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to Obligations; (g) with the consent of Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.14 or (ii) becomes available to Lender on a nonconfidential basis from a source other than Borrower; or (i) to any nationally recognized rating agency that requires access to information about a Lender’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this Section, “Information” means all information received from Borrower relating to the Consolidated Parties or their Businesses, other than any such information that is available to Lender or any Lender on a nonconfidential basis prior to disclosure by Borrower; provided that, in the case of information received from Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.14 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, information subject to the foregoing confidentiality restrictions shall not include, and the Lender may disclose without limitation of any kind, any information with respect to the “tax treatment” and “Tax Structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Lender relating to such tax treatment and tax structure; provided that with respect to any documents or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of such document or item that relate to the tax treatment or tax structure of the Loans and transactions hereby.

10.15       Conflict.

        To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

[SIGNATURE PAGE TO FOLLOW]

        IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:

IMMUCOR, INC., a Georgia corporation

By: __________________________________
Name: ________________________________
Title:________________________________

Attest:_______________________________
Name:_________________________________
Title:________________________________

[CORPORATE SEAL]

LENDER:

SUNTRUST BANK

By: __________________________________
Name:_________________________________
Title:________________________________

[BANK SEAL]

EXHIBIT 2.1(b)(i)

NOTICE OF BORROWING

        Pursuant to Section 2 of that certain Credit Agreement (“Credit Agreement”) by and between IMMUCOR, INC. and SUNTRUST BANK, dated as of December 18, 2003, the Borrower does as of the date hereof, request the following Revolving Loan under the Credit Agreement:

LOAN:     REVOLVING LOAN:  ___________________

BORROWING AMOUNT:      _________________________

INTEREST RATE ELECTION:

-LIBOR   _______;  INTEREST PERIOD:  _____ ONE MONTH
                                                                              _____ TWO MONTHS
                                                                              _____ THREE MONTHS
                                                                              _____ SIX MONTHS

-BASE RATE: ______;

DATE REQUESTED: __________________;

EFFECTIVE DATE OF BORROWING: __________________;

     The undersigned, on behalf of Borrower, does hereby execute this Notice of Borrowing as of the Date Requested above written.

BORROWER:

IMMUCOR, INC., a Georgia corporation

By: __________________________________
Name: ________________________________
Title:________________________________

Attest:_______________________________
Name:_________________________________
Title:________________________________

[CORPORATE SEAL]

EXHIBIT 2.4(e)

FORM OF REVOLVING NOTE

REVOLVING NOTE

$15,000,000.00

December 18, 2003
Atlanta, Georgia

        FOR VALUE RECEIVED, the undersigned IMMUCOR, INC., a Georgia corporation (the “Borrower”), hereby promises to pay to the order of SUNTRUST BANK, a Georgia banking corporation (the “Bank”, and all subsequent holders thereof hereafter referred to as the “Holder”), on the Maturity Date or sooner should this Revolving Note be declared immediately due and payable as hereafter provided, the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000.00) or so much thereof as shall have been advanced hereunder and remain outstanding, plus all accrued and unpaid interest thereon.

        The Borrower agrees to pay interest on the principal amount advanced hereunder from the date of each Revolving Loan until paid as provided in that certain Credit Agreement dated of even date hereof by and between the Borrower and the Bank (as amended, modified and supplemented and in effect from time to time, the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them therein). Pursuant to the limitations and provisions of the Credit Agreement, the Borrower may borrow, repay and reborrow principal under this Revolving Note. All payments of principal and interest hereunder shall be made in United States Dollars and in immediately available funds.

        This Revolving Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement.

        Upon the occurrence of Event of Default as specified in the Credit Agreement, the Holder may declare the unpaid balance hereof, including principal and accrued and unpaid interest, to be immediately due and payable as provided for in the Credit Agreement and the interest rate on the unpaid amount from such date until the date of final payment shall be the Default Rate.

        No delay or failure on the part of the Bank or other Holder in the exercise of any right, power or privilege granted under this Revolving Note or the Credit Agreement, or otherwise available by agreement, at law or in equity, shall impair any such right, power or privilege or be construed as a waiver of any event of default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against the Holder unless made in writing and signed by the Holder, and then only to the extent expressly specified therein.

        IT IS HEREBY EXPRESSLY AGREED that if from any circumstances whatsoever fulfillment of any provision of this Revolving Note at the time performance of such provision shall be due shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other law, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Revolving Note that is in excess of the limit of such validity, but such obligation shall be fulfilled to the limit of such validity.

        TIME IS OF THE ESSENCE UNDER THIS REVOLVING NOTE.

        This Revolving Note may be prepaid in accordance with the terms and provisions of Article II of the Credit Agreement.

        This Revolving Note has been delivered in Atlanta, Georgia, and shall be governed by and construed under the laws of the State of Georgia.

      PRESENTMENT, PROTEST AND NOTICE OF DISHONOR ARE HEREBY WAIVED BY THE BORROWER.

[SIGNATURES ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be executed and delivered under seal by its duly authorized officer as of the date first above written.

BORROWER:

IMMUCOR, INC., a Georgia corporation

By: __________________________________
Name: ________________________________
Title:________________________________

Attest:_______________________________
Name:_________________________________
Title:________________________________

[CORPORATE SEAL]

EXHIBIT 2.4(f)

FORM OF TERM NOTE

TERM NOTE

$12,000,000.00

December 18, 2003
Atlanta, Georgia

        FOR VALUE RECEIVED, the undersigned IMMUCOR, INC., a Georgia corporation (the “Borrower”), hereby promises to pay to the order of SUNTRUST BANK, a Georgia banking corporation (the “Bank”, and all subsequent holders thereof hereafter referred to as the “Holder”), on the Maturity Date, or sooner should this Term Note be declared or be immediately due and payable as hereafter provided, the principal sum of TWELVE MILLION DOLLARS ($12,000,000.00), or so much thereof as shall have been advanced hereunder and remain outstanding, plus all accrued and unpaid interest thereon.

        The Borrower agrees to pay interest (including, as and when applicable, the Default Rate pursuant to the terms of the Credit Agreement) on the principal amount advanced hereunder from the date of this Term Note until paid as provided in that certain Credit Agreement dated as of even date hereof by and between the Borrower and the Bank (as amended, modified and supplemented and in effect from time to time, the “Credit Agreement”. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them therein). All payments of principal and interest hereunder shall be made in United States Dollars and in immediately available funds.

        This Term Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement.

        Upon the occurrence of an Event of Default as specified in the Credit Agreement, the Holder may declare the unpaid balance hereof, including principal and accrued and unpaid interest, to be immediately due and payable as provided for in the Credit Agreement.

        No delay or failure on the part of the Bank or other Holder in the exercise of any right, power or privilege granted under this Term Note or the Credit Agreement, or otherwise available by agreement, at law or in equity, shall impair any such right, power or privilege or be construed as a waiver of any event of default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against the Holder unless made in writing and signed by the Holder, and then only to the extent expressly specified therein.

        IT IS HEREBY EXPRESSLY AGREED that if from any circumstances whatsoever fulfillment of any provision of this Term Note at the time performance of such provision shall be due shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other law, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Term Note that is in excess of the limit of such validity, but such obligation shall be fulfilled to the limit of such validity.

        TIME IS OF THE ESSENCE UNDER THIS TERM NOTE.

        This Term Note may be prepaid in accordance with the terms and provisions of Article II of the Credit Agreement.

        This Term Note has been delivered in Atlanta, Georgia, and shall be governed by and construed under the laws of the State of Georgia.

      PRESENTMENT, PROTEST AND NOTICE OF DISHONOR ARE HEREBY WAIVED BY THE BORROWER.

[SIGNATURES ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered under seal by its duly authorized officer as of the date first above written.

BORROWER:

IMMUCOR, INC., a Georgia corporation

By: __________________________________
Name: ________________________________
Title:________________________________

Attest:_______________________________
Name:_________________________________
Title:________________________________

[CORPORATE SEAL]

EXHIBIT 3.2

NOTICE OF EXTENSION/CONVERSION

        Pursuant to Section 2 of that certain Credit Agreement (“Credit Agreement”) by and between IMMUCOR, INC. and SUNTRUST BANK, dated as of December 18, 2003, the Borrower does as of the date hereof, request the following Loan Extension/Conversion under the Credit Agreement:

LOAN:           REVOLVING LOAN: ______       TERM LOAN: ______

ORIGINAL BORROWING: SEE COPY OF ORIGINAL NOTICE OF BORROWING ATTACHED;

LOAN EXTENSION/CONVERSION AMOUNT: ________________

INTEREST RATE ELECTION:

____A. EXTENSION REQUEST:

-LIBOR   _______;  INTEREST PERIOD:  _____ ONE MONTH
                                                                              _____ TWO MONTHS
                                                                              _____ THREE MONTHS
                                                                              _____ SIX MONTHS

-BASE RATE: ______;

____B. CONVERSION REQUEST:

-LIBOR   _______;  INTEREST PERIOD:  _____ ONE MONTH
                                                                              _____ TWO MONTHS
                                                                              _____ THREE MONTHS
                                                                              _____ SIX MONTHS

-BASE RATE: ______;

DATE REQUESTED: __________________;

EFFECTIVE DATE OF EXTENSION/CONVERSION: _____________________;

        The undersigned, on behalf of Borrower, does hereby execute this Notice of Extension/ Conversion as of the Date Requested above written.

BORROWER:

IMMUCOR, INC., a Georgia corporation

By: __________________________________
Name: ________________________________
Title:________________________________

Attest:_______________________________
Name:_________________________________
Title:________________________________

[CORPORATE SEAL]

EXHIBIT 7.1(c)

FORM OF COMPLIANCE CERTIFICATE

SunTrust Bank
Mail Code 244
25 Park Place, 23rd Floor
Atlanta,GA 30303

        In accordance with the requirements of that certain Credit Agreement (“Credit Agreement”) dated as of December 18, 2003, between Immucor, Inc., a Georgia corporation (“Borrower”) and SunTrust Bank (“Bank”), the undersigned officer(s) of Borrower, based upon my (our) review of the balance sheets and statements of income of the Borrower on behalf of the Borrower for the (month, quarter, fiscal year) ending _____________, ______, DO HEREBY CERTIFY THAT:

    (1)        We are in compliance with the following financial covenants. (Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Credit Agreement.)

Financial Covenant	Required	Actual	Default
Leverage Ratio	__________	__________	__________
Fixed Charge Coverage Ratio	__________	__________	__________
Minimum Net Worth	__________	__________	__________

    (2)        And, no Default or Event of Default has occurred and is continuing on the date hereof, except as follows:_______________________________________ (if none, so state).

    Executed this ______ day of ______________, 200___.

                                                            Signed: _________________________________________

                                                            Print Name: _____________________________________

                                                            Print Title: ____________________________________

SCHEDULE 1.1(a)

Foreign Credit Facilities

[to come]

SCHEDULE 6.13

Corporate Structure

Subsidiary	Jurisdiction of Incorporation	Number of shares of capital stock outstanding by class	Number and percentage of outstanding shares of each class of stock owned by Consolidated Parties	Percentage owned directly or indirectly by Immucor, Inc.	Number and effect if exercised, of all outstanding options, warrants, rights of conversion or purchase (and all similar rights)

Gamma Biologicals,	Texas	1,000 common	Immucor, Inc.	100%	None
Inc.			1,000 shares
			common (100%)

Gamma Operations,	Texas	1,000 common	Gamma	100%	None
LLC			Biologicals, Inc.
			1,000 shares
			common (100%)

Immucor/Gamma,	Georgia	N/A	Immucor	100%	None
L.P.			Investments,
			LLC (98%)

			Gamma
			Biologicals, Inc.
			(1%)

			Immucor, Inc.
			(1%)

Immucor Intellectual	Georgia	1,000 common	Immucor, Inc.	100%	None
Properties, Inc.			1,000 shares
			common (100%)

Immucor Investments,	Delaware	1,000 common	Immucor	100%	None
Inc.			Intellectual
			Properties, Inc.
			1,000 shares
			common (100%)

Immucor Investments,	Georgia	1,000 common	Immucor	100%	None
LLC			Investments, Inc.
			990 shares
			common (99%)

			Immucor Inc.
			10 shares common
			(1%)

Immucor Sales, Inc.	Georgia	1,000 common	Immucor, Inc.	100%	None
			1,000 shares
			common (100%)

BCA Acquisition	Georgia	100 common	Immucor, Inc.	100%	None
Corporation			100 shares
			common (100%)

Subsidiary	Jurisdiction of Incorporation	Number of shares of capital stock outstanding by class	Number and percentage of outstanding shares of each class of stock owned by Consolidated Parties	Percentage owned directly or indirectly by Immucor, Inc.	Number and effect if exercised, of all outstanding options, warrants, rights of conversion or purchase (and all similar rights)

Immucor	Germany	2 shares	Immucor, Inc.	100%	None
Medizinische			2 shares
Diagnostik GmbH			common (100%)

Immucor Italia, s.r.l.	Italy	150,000,000	Immucor, Inc.	100%	None
		common	150,000,000
			shares common
			(100%)

Immucor Diagnosticos	Portugal	Shares having	Immucor, Inc.	100%	None
Medicos Lda		par value PTE	Shares having
		of 5.000.000	par value PTE of
			4.980.000 (99.6%)

Gamma Biologicals	Netherlands	40 common	Gamma	100%	None
B.V.			Biologicals, Inc.
			40 shares
			common (100%)

Dominion Biologicals	Canada	100 common	Immucor, Inc.	100%	None
Limited			100 shares
			common (100%)

Immucor S.L.	Spain	1,082 common	Immucor, Inc.	100%	None
			1,082 shares
			common (100%)

Immucor France Eurl	France	3.500 common	Immucor, Inc.	100%	None
			3.500 shares
			common (100%)

Immucor Belgium	Belgium	2.011 common	Immucor, Inc.	100%	None
S.A.			2.0093912
			shares common
			(99.92%)

			Immucor
			Trading
			Company
			.16088 of a
			common share
			(.08%)

Immucor Trading	Barbados	1,000 common	Immucor, Inc.	100%	None
Company			1,000 shares
			common (100%)

SCHEDULE 6.17

Intellectual Property

        Agreement dated April 25, 2003 between Immucor and Wilden AG, pursuant to which Immucor granted Wilden AG global rights to produce and sell Microstrip plates using Immucor’s mold.

SCHEDULE 6.20(a)

Business Locations

Subsidiary	Address
Gamma Biologicals, Inc.	3700 Mangum Road
Houston, Texas 77092

Gamma Operations, LLC	3700 Mangum Road
Houston, Texas 77092

Immucor/Gamma, L.P.	3130 Gateway Drive
Norcross, Georgia 30071

Immucor Intellectual Properties, Inc.	3130 Gateway Drive
Norcross, Georgia 30071

Immucor Investments, Inc.	3130 Gateway Drive
Norcross, Georgia 30071

Immucor Investments, LLC	3130 Gateway Drive
Norcross, Georgia 30071

Immucor Sales, Inc.	3130 Gateway Drive
Norcross, Georgia 30071

BCA Acquisition Corporation	3130 Gateway Drive
Norcross, Georgia 30071

SCHEDULE 6.20(b)

Asset Locations

See Schedule 6.20(a)

SCHEDULE 6.20(c)

Chief Executive Officers, Jurisdictions of Organization

Principal Places of Business

Subsidiary	Chief Executive Office and Principal Place of Business	Jurisdiction
Gamma Biologicals, Inc.	3700 Mangum Road	Texas
Houston, Texas 77092

Gamma Operations, LLC	3700 Mangum Road	Texas
Houston, Texas 77092

Immucor/Gamma, L.P.	3130 Gateway Drive	Georgia
Norcross, GA 30071

Immucor Intellectual	3130 Gateway Drive	Georgia
Properties, Inc.	Norcross, GA 30071

Immucor Investments,	300 Delaware Avenue	Delaware
Inc.	9thFloor, DE5403
Wilmington, DE 19801

Immucor Investments,	3130 Gateway Drive	Georgia
LLC	Norcross, GA 30071

Immucor Sales, Inc.	3130 Gateway Drive	Georgia
Norcross, GA 30071

BCA Acquisition	3130 Gateway Drive	Georgia
Corporation	Norcross, GA 30071

SCHEDULE 6.28

Employment / Management Agreements

Employment Agreement dated October 13, 1998, between the Borrower and Edward L. Gallup (incorporated by reference to Exhibit 10.8 to Immucor, Inc.‘s Annual Report on Form 10-K for the fiscal year ended May 31, 1999).

Employment Agreement dated October 13, 1998, between the Borrower and Ralph A. Eatz (incorporated by reference to Exhibit 10.9 to Immucor, Inc.‘s Annual Report on Form 10-K for the fiscal year ended May 31, 1999).

Employment Agreement dated October 13, 1998, between the Borrower and Steven C. Ramsey (incorporated by reference to Exhibit 10.20 to Immucor, Inc.‘s Annual Report on Form 10-K for the fiscal year ended May 31, 1999).

Employment Agreement dated October 13, 1998, between the Borrower and Patrick Waddy (incorporated by reference to Exhibit 10.22 to Immucor, Inc.‘s Annual Report on Form 10-K for the fiscal year ended May 31, 1999).

Employment agreement dated December 1, 2003, between the Borrower and Dr. Gioacchino De Chirico (not yet filed).

SCHEDULE 6.29

Business Names

None.

SCHEDULE 8.1

Existing Indebtedness

Institution
Banco	Line of credit – Spanish subsidiary
Sabadell	(denominated in Euros at an interest rate of	$288,026
	4.25% maturing in March 2004)

Banco	Mortgage note payable – Belgian subsidiary
Sabadell	(denominated in Belgian Francs at an interest	$186,632
	rate of 6.25% maturing in November 2007)	______________

$474,658

Indebtedness amounts listed above are expressed in U.S. dollar equivalents as of December 17, 2003.

SCHEDULE 8.2

Existing Liens

Institution
Banco	Line of credit – Spanish subsidiary
Sabadell	(denominated in Euros at an interest rate of	$288,026
	4.25% maturing in March 2004)

Banco	Mortgage note payable – Belgian subsidiary
Sabadell	(denominated in Belgian Francs at an interest	$186,632
	rate of 6.25% maturing in November 2007)	______________

$474,658

Indebtedness amounts listed above are expressed in U.S. dollar equivalents as of December 17, 2003.

SCHEDULE 8.2

Existing Investments

Debtor	Jurisdiction	Secured Party	File No.	Dated Filed	Collateral

Immucor, Inc.	Barrow County, Georgia	Seimens Credit Corporation	007-97-008869	12-16-97	The property covered under the Equipment
Lease Agreement #629-0001642-000 between Lessee and Lessor, including the property described below, and all accessories, attachments, replacements, substitutions, modifications, additions, and appurtenances thereto, and a right to use license for any software related to any of the foregoing now or hereinafter acquired, and all proceeds thereof (including insurance proceeds), Equipment Description: Siemens Business Communication Systems, Inc. Hicom 300 E Model 30 EX Telephone System. **This is a precautionary filing as the parties intend this transaction to be a true lease.**

Immucor, Inc.	Barrow County, Georgia	Seimens Credit Corporation	007-2002-011646	11-18-02	Continuation of file number 007-97-008869
above. Name and address of secured party changed to Siemens Credit Corporation now known as Seimens Financial Services, Inc., 200 Somerset Corporate Blvd., Suite 300, Bridgewater, NJ 08807.

Immucor, Inc.	Barrow County, Georgia	Seimens Credit Corporation	007-98-000921	2-10-98	The property covered under Cotarminous
Add-on #829-0001842-001 between Debtor and Secured Party, including the Equipment described below, and all accessions, attachments, replacements, substitutions, modifications, additions, and appurtenances thereto (including all Debtor's rights in all licenses of all software related to any of the foregoing), now or hereafter acquired, and all proceeds of any of the foregoing (including insurance proceeds). Equipment description: Siemens Business Communications Systems, Inc. Hicom 300 E Model 30 EX Telephone System Upgrade. The Intended original Equipment location is 3130 Gateway Drive, Norcross, Georgia 30091. This is a precautionary filing as the parties intend this transaction to be a true Lease.

Debtor	Jurisdiction	Secured Party	File No.	Dated Filed	Collateral

Immucor, Inc.	Barrow County, Georgia	Seimens Credit Corporation	007-2002-012748	12-19-02	Continuation of file number 007-98-000921
above.

Immucor, Inc.	Fulton County, Georgia	Amembal Capital Corporation	060199902485	2-8-99	All equipment described herein together with
all parts, accessories, attachments, substitutions, repairs, improvements and replacements and any and all proceeds thereof, including without limitations, insurance proceeds. One (1) BAAN Tools Development Kit (2 users) with maintenance; BAAN IV Software (45 users) with maintenance; Microsoft SQL Server (45 concurrent users- 1 routine license); ISSI Safari (45 concurrent read only licenses) with read only maintenance.

This filing is solely for notice purposes and shall not be deemed to change the nature of the transaction to anything other than that of a true lease.

Immucor, Inc. Gamma Biologicals, Inc.	Barrow County, Georgia	Bankers/Softech/Mid-States, a Division of EAB Leasing Corp.	007-99-007902	7-30-99	All property and equipment leased or to be
under all equipment schedules to a master lease agreement dated as of June 13, 1997, by and between Immucor, Inc. and Gamma Biologicals, Inc. as Co-Lessees ATS #108582. Not subject to a maturity date.

Immucor, Inc.	Barrow County, Georgia	Bankers/Softech/Mid-States, a Division of EAB Leasing Corp.	007-99-011163	10-28-99	-Unisyn Technologies Invoice # 4627-
Laboratory Equipment, 3700 Mangum Road, Houston, TX 77092

-Unisyn Technologies-Invoice #4551, Laboratory Equipment, 3700 Mangum Road, Houston, TX 77092

-Evcor Atlanta, Invoice # 7074, Computer Equipment, 3700 Mangum Road, Houston, TX 77092

-Unisysn Technologies-Invoice #3914, Services and Labor, 3700 Mangum Road, Houston, TX 77092

Debtor	Jurisdiction	Secured Party	File No.	Dated Filed	Collateral

–Unisyn Technologies-Invoice #3998, Laboratory Equipment, 3700 Mangum Road, Houston, TX 77092

–Unisyn Technologies-Invoice number 4040, Laboratory Equipment, 3700 Mangum Road, Houston, TX 77092

–Unisyn Technologies-Invoice number 4045, Laboratory Equipment, 3700 Mangum Road, Houston, TX 77092

–Unisysn Technologies-Invoice number 4047, Laboratory Equipment, 3700 Mangum Road, Houston, TX 77092

–Unisyn Technologies-Invoice number 4057, Laboratory Equipment, 3700 Mangum Road, Houston, TX 77092

–Unisyn Technologies-Invoice number 4233, Laboratory Equipment, 3700 Mangum Road, Houston, TX 77092

–Unisyn Technologies-Invoice number 4251, Laboratory Equipment, 3700 Mangum Road, Houston, TX 77092

Premier Systems Integrators, Invoice number 12329, Computer Equipment, 3130 Gateway Drive, Ste. 600, Norcross, GA 30091

Premier Systems Integrators, Invoice number 21232, Consulting and Transportation Expenses, 3130 Gateway Drive, Ste. 600, Norcross, GA 30091.

Unisyn Technologies, Invoice number 4365, Laboratory Equipment, 3700 Mangum Road, Houston, TX 77092

Unisyn Technologies- Invoice number 4420, Laboratory Equipment, 3700 Mangum Road, Houston, TX 77092

Debtor	Jurisdiction	Secured Party	File No.	Dated Filed	Collateral

Unisyn Technologies-Invoice number 4127, Laboratory Equipment, 3700 Mangum Road, Houston, TX 770922

Unisyn Technologies-Invoice number 4476, Laboratory Equipment, 3700 Mangum Road, Houston, TX 77092

Unisyn Technologies-Invoice number 4479, Laboratory Equipment, 3700 Mangum Road, Houston, TX 77092

Unisyn Technologies-Invoice number 4331, Laboratory Equipment, 3700 Mangum Road, Houston, TX 77092

Unisyn Technologies-Invoice number 4332, Laboratory Equipment, 3700 Mangum Road, Houston, TX 77092

Unisyn Technologies-Invoice number 4369, Laboratory Equipment, 3700 Mangum Road, Houston, TX 77092

Unisyn Technologies-Invoice number 4628, Laboratory Equipment, 3700 Mangum Road, Houston, TX 77092

Premier Systems Integrators, Invoice number 13539, Computer Equipment, 3130 Gateway Drive, Ste. 600, Norcross, GA 30091

Immucor, Inc. 3130 Gateway Drive Norcross GA 30091	Barrow County, Georgia	Steelcase Financial Services, Inc.	007-2000-000397	1-11-00	All furniture and equipment leased or financed
Immucor, Inc. 2975 Gateway Drive Norcross, GA 30091					from Steelcase Financial Services, Inc. including but not limited to the items set forth in the Master Lease Agreement referenced below, and any Master Lease Equipment Schedules, including proceeds. Master Lease Agreement # Equipment/Lease No: 13420. Not Subject to a Maturity Date.

Debtor	Jurisdiction	Secured Party	File No.	Dated Filed	Collateral

Immucor, Inc.	Barrow County, GA	Bankers/Softech/Mid-States, a Division of EAB Leasing Corp.	007-2000-002824	3-10-00	This financing statement gives notice of a lease transaction and is filed for informational purposes. ATS # 112604. Not subject to a maturity date.

Joyland General Contractors, Inc., Invoice number 008579, Office Improvements, 2975 Gateway Drive #200, Norcross, GA 30091.

Joyland General Contractors, Inc., Invoice number 008608, Office improvements, 2975 Gateway Drive, #200, Norcross, GA 30091

WPS Business Products, Invoice number 6221-0, Office Furniture, 2975 Gateway Drive #200, Norcross, GA 30091

Immucor, Inc.	Barrow County, GA	Bankers/Softech/Mid-States, a Division of EAB Leasing Corp.	007-2000-002949	3-14-00	This financing statement gives notice of a leased transaction and is filed for informational purposes. ATS # 111661. Not subject to a maturity date.

Quality Consultants, Inc., Invoice number 99-10-072, Computer Software, 3130 Gateway Drive, Norcross, GA 30071-1189.

Quality Consultants, Inc., Invoice number 99-11-072, Computer Software, 3130 Gateway Drive, Norcross, GA 30071

Quality Consultants, Inc., Invoice number 99-11-095, Computer Software, 3130 Gateway Drive, Norcross, GA 30071

Quality Consultants, Inc., Invoice number 99-10-070, Computer Software, 3130 Gateway Drive, Norcross, GA 30071

Quality Consultants, Inc., Invoice number 99-10-071, Computer Software, 3130 Gateway Drive, Norcross, GA 30071-

Debtor	Jurisdiction	Secured Party	File No.	Dated Filed	Collateral

Quality Consultants, Inc., Invoice number 99-10-071, Computer Software, 3130 Gateway Drive, Norcross, GA 30071

Quality Consultants, Inc., Invoice number 99-10-073, Computer Software, 3130 Gateway Drive, Norcross, GA 30071

Immucor, Inc.	Barrow County, GA	Bankers/Softech/Mid-States, a Division of EAB Leasing Corp.	007-2000-007012	6-12-00	All property and equipment leased or to be
leased under all equipment schedules to a master lease agreement dated as of June 13, 1997 by and between Immucor, Inc. and Gamma Biologicals, Inc. and Bankers Direct Leasing , a division of EAB Leasing Corp "ATS 116670". Not subject to a maturity date.

Immucor, Inc.	Gwinnett County, GA	Bankers/Softech Division of EAB Leasing Corp.	009115	8-14-00	This financing statement gives notice of a lease transaction and is filed for informational purposes. ATS# 110906.

WPS Business Products, Invoice number 9361-0, Office Equipment, 3130 Gateway Drive, Norcross, GA 30071-1189.

Briggs Equipment, Invoice number 06E8835860, Lift Truck, 3130 Gateway Drive, Norcross, GA 30071-1189.

Ultrapure Group, Invoice number 4000163-01, Office equipment, 3130 Gateway Drive, Norcross, GA 30071-1189.

Ultrapure Group, Invoice number 4000153-02, Office equipment, 3130 Gateway Drive, Norcross, GA 30071-1189.

Boise Cascade Office Products, Invoice number 024018, Office Equipment, 3130 Gateway Drive, Norcross, GA 30071-1189.

Boise Cascade Office Products, Invoice number 259507, Office equipment, 3130 Gateway Drive, Norcross, GA 30071-1189.

Debtor	Jurisdiction	Secured Party	File No.	Dated Filed	Collateral

Boise Cascade Office Products, Invoice number 423797, Office Equipment, 3130 Gateway Drive, Norcross, GA 30071-1189.

Boise Cascade Office Products, Invoice number 070975, Office equipment, 3130 Gateway Drive, Norcross, GA 30071-1189.

Chase-Logeman Corporation, Invoice number 0000991476, Office equipment, 3130 Gateway Drive, Norcross, GA 30071-1189.

Chase-Logeman Corporation, Invoice number 0000991478, Office equipment, 3130 Gateway Drive, Norcross, GA 30071-1189.

Chase-Logeman Corporation, Invoice number 01122000, Office equipment, 3130 Gateway Drive, Norcross, GA 30071-1189.

Chase Logeman Corporation, Invoice number 03072000, Office equipment, 3130 Gateway Drive, Norcross, GA 30071-1189.

Immucor, Inc.	Gwinnett County, GA	Bankers/Softech Division of EAB Leasing Corp.	012057	10-24-00	This financing statement gives notice of a lease transaction and is filed for informational purposes. ATS #110905.

– Steri–Pharm Technologies – Invoice #4579, Fedegari FOF/3 SP Autoclave& Accessories, 3130 Gateway Dr., Norcross, GA 30091

– Steri–Pharm Technologies – Invoice #4711, Fedegari FOF/3 SP Autoclave& Accessories, 3130 Gateway Dr., Norcross, GA 30091

– Steri–Pharm Technologies – Invoice #4712, Fedegari FOF/3 SP Autoclave& Accessories, 3130 Gateway Dr., Norcross, GA 30091

– Steri–Pharm Technologies – Invoice #4810, Fedegari FOF/3 SP Autoclave & Accessories, 3130 Gateway Dr., Norcross, GA 30091

Debtor	Jurisdiction	Secured Party	File No.	Dated Filed	Collateral

– Steri–Pharm Technologies – Invoice #4813, Fedegari FOF/3 SP Autoclave & Accessories, 3130 Gateway Dr., Norcross, GA 30091

– Steri–Pharm Technologies – Invoice #5184, Fedegari FOF/3 SP Autoclave & Accessories, 3130 Gateway Dr., Norcross, GA 30091

Immucor, Inc.	Gwinnett County, GA	Bankers/Softech Division of EAB Leasing Corp.	012453	11-2-00	This financing statement gives notice of a lease transaction and is filed for informational purposes. ATS #110906.

Ultrapure Group, Invoices #1000163-03 and 4000163-04, Water System, 3130 Gateway Dr., Norcross, GA 30091

Immucor, Inc.	Gwinnett County, GA	Bankers/Softech Division of EAB Leasing Corp.	012455	11-2-00	This financing statement gives notice of a lease transaction and is filed for informational purposes. ATS #114246.

- Redklay Web Solutions, Inc., Invoice #s 4073, 4090, 4045, 4019, 3997, 3929, 3943, 3973, 3697, 3723, 3759, 3804, 3902, 3680, 3637, 3636, 3654, 3571, 3329, 3362, 3379, 3423, 3437, 3469, 3008, 3041, 3057, 3078, 3120, 3156, 3193, 3231, 3251, 3289 - all for Services, 3130 Gateway Dr., Norcross, GA 30091

Immucor, Inc.	Gwinnett County, GA	Bankers/Softech Division of EAB Leasing Corp.	012751	11-9-00	All property, goods, inventory and equipment,
either subject of existing and future leasing agreements (and rental and usage agreements) between Debtor as Lessee and Secured Party as Lessor, or acquired through cash advances or credit otherwise provided by secured party ("Leased Goods"), which Leased Goods shall include, without limitation; tools, appliances, restaurant, turf maintenance, irrigation equipment, video, construction, industrial, manufacturing, medical, party, office equipment, machinery, computers and software; all substitutions and replacements for, and accessions, attachments, and other additions to leased goods, all products and proceeds thereof (including insurance proceeds). ATS # 114246

Debtor	Jurisdiction	Secured Party	File No.	Dated Filed	Collateral

Immucor, Inc.	Gwinnett County, GA	Vernon Computer Leasing Inc.	012043	11-13-01	The equipment described on Schedule A
					attached to UCC and by this reference made a part hereof, together with all software, attachments and accessories originally installed in, affixed to, attached to, placed upon or part of such equipment, and all software, attachments, accessories, parts and replacements which are provided by, or on behalf of, the Lessor and hereafter installed in, affixed to, or placed upon such equipment. This transaction is a true lease and is not intended by the parties as a secured transaction. The parties agree that, as used herein and in any attachments hereto, the terms "Secured party" and "Debtor" shall be deemed to be "Lessor" and "Lessee", respectively. The filing is only intended to make the true lease a matter of public record. The Lessor is the owner of the property described herein and the Lessee has no rights, express or implied, to sell, transfer, exchange, encumber or otherwise dispose of such property. Those certain leased items referenced in Contract Number L516333.

Debtor	Jurisdiction	Secured Party	File No.	Dated Filed	Collateral

Immucor, Inc.	Gwinnett County, GA	Siemens Financial Services, Inc.	011111	10-20-03	The property covered under Equipment Lease
					Agreement #629–0010446–003 between Debtor and Secured Party, including the Equipment described below and all accessions, attachments, replacements, substitutions, modifications, additions, and appurtenances thereto (including all Debtor’s rights in all licenses of all software related to any of the foregoing), now or hereafter acquired and all proceeds of any of the foregoing (including insurance proceeds). Equipment Description: (1) Siemens HiPath 3000 Real–Time Phone System as more fully described on the attached Schedule A# 131542, (1) Siemens HiPath 3000 Real–Time Phone System as more fully described on the attached budgetary schedule A# 141155, (1) Upgrade to existing Siemens Hicom 300 Product, as more fully described on the attached budgetary schedule A# QLPA01501C; and refinancing of schedule #’s 629–0001642–000 – 629-0001642-001. The intended original Equipment location is 3700 Mangum Rd., Houston TX 77092, Schedule A# L31542, 3130 Gateway Dr., Norcross, GA 30072 Schedule A#’s 147144& QLPA01501C.

Gamma Biologicals, Inc.	TX SOS	Bankers/Softech/Mid-States, a Division of EAB Leasing Corp.	99-155571	7-30-99	All property and equipment leased or to be
Immucor, Inc.					leased under all equipment schedules to a Master Lease Agreement dated as of June 13, 1997, by and between Immucor, Inc.& Gamma Biologicals, Inc. as co-lessees. ATS#108582.

Gamma Biologicals, Inc.	TX SOS	Bankers/Softech/Mid-States, a Division of EAB Leasing Corp.	99-216668	10-26-99	Unisyn Technologies, Invoice #4527, Laboratory Equipment, 3700 Mangum Rd, Houston, TX 77092

Unisyn Technologies, Invoice #4551, Laboratory Equipment, 3700 Mangum Rd, Houston, TX 77092

Evcor Atlanta, Invoice #7874, Computer Equipment, 3700 Mangum Rd, Houston, TX 77092

Debtor	Jurisdiction	Secured Party	File No.	Dated Filed	Collateral

Unisyn Technologies, Invoice #3914, Services & Labor, 3700 Mangum Rd, Houston, TX 77092

Unisyn Technologies, Invoice #3998, Laboratory Equipment, 3700 Mangum Rd, Houston, TX 77092

Unisyn Technologies, Invoice #4040, Laboratory Equipment, 3700 Mangum Rd, Houston, TX 77092

Unisyn Technologies, Invoice #4045, Laboratory Equipment and Expenses, 3700 Mangum Rd, Houston, TX 77092

Unisyn Technologies, Invoice #4047, Laboratory Equipment, 3700 Mangum Rd, Houston, TX 77092

-Unisyn Technologies, Invoice #4057, Laboratory Equipment, 3700 Mangum Rd, Houston, TX 77092

Unisyn Technologies, Invoice #4233, Laboratory Equipment, 3700 Mangum Rd, Houston, TX 77092

Unisyn Technologies, Invoice #4251, Laboratory Equipment, 3700 Mangum Rd, Houston, TX 77092

Premier Systems Integrators, Invoice #12329, Computer Equipment, 3130 Gateway Drive, Ste 600, Norcross, GA 30091

Premier Systems Integrators, Invoice #21232, Consulting & Transportation Expenses, 3130 Gateway Drive, Ste 600, Norcross, GA 30091

Unisyn Technologies, Invoice #4365, Laboratory Equipment, 3700 Mangum Rd, Houston, TX 77092

Unisyn Technologies, Invoice #4420, Laboratory Equipment, 3700 Mangum Rd, Houston, TX 77092

Debtor	Jurisdiction	Secured Party	File No.	Dated Filed	Collateral

Unisyn Technologies, Invoice #4127, Laboratory Equipment, 3700 Mangum Rd, Houston, TX 77092

Unisyn Technologies, Invoice #4478, Laboratory Equipment, 3700 Mangum Rd, Houston, TX 77092

Unisyn Technologies, Invoice #4479, Laboratory Equipment, 3700 Mangum Rd, Houston, TX 77092

Unisyn Technologies, Invoice #4331, Laboratory Equipment, 3700 Mangum Rd, Houston, TX 77092

Unisyn Technologies, Invoice #4332, Laboratory Equipment, 3700 Mangum Rd, Houston, TX 77092

Unisyn Technologies, Invoice #4388, Laboratory Equipment, 3700 Mangum Rd, Houston, TX 77092

Unisyn Technologies, Invoice #4628, Laboratory Equipment, 3700 Mangum Rd, Houston, TX 77092

Premier Systems Integrators, Invoice #13539, Computer Equipment, 3130 Gateway Drive, Ste 600, Norcross, GA 30091

Gamma Biologicals, Inc.	TX SOS	Bankers/Softech/Mid-States, a Division of EAB Leasing Corp.	00-450390	3-10-00	This financing statement gives notice of a lease transaction and is filed for informational purposes. See attached ATS# 112804 to UCC.

Joyland General Contractors, Inc., Invoice #008579, Office Improvements, 2975 Gateway Drive, #200, Norcross, GA 30091

Joyland General Contractors, Inc., Invoice #005608, Office Improvements, 2975 Gateway Drive, #200, Norcross, GA 30091

WPS Business Products, Invoice #6221-0, Office Furniture, 2975 Gateway Drive, #200, Norcross, GA 30061

Debtor	Jurisdiction	Secured Party	File No.	Dated Filed	Collateral

Gamma Biologicals, Inc.	TX SOS	Bankers/Softech/Mid-States, a Division of EAB Leasing Corp.	00-453585	3-15-00	This financing statement gives notice of a lease transaction and is filed for informational purposes. ATS# 111661.

Quality Consultants, Inc., Invoice #99-10-072, Computer Software, 3130 Gateway Drive, Norcross, GA 30071-1189

Quality Consultants, Inc., Invoice #99-11-072, Computer Software, 3130 Gateway Drive, Norcross, GA 30071-1189

Quality Consultants, Inc., Invoice #99-11-095, Computer Software, 3130 Gateway Drive, Norcross, GA 30071-1189

Quality Consultants, Inc., Invoice #99-10-070, Computer Software, 3130 Gateway Drive, Norcross, GA 30071-1189

Quality Consultants, Inc., Invoice #99-10-071, Computer Software, 3130 Gateway Drive, Norcross, GA 30071-1189

Quality Consultants, Inc., Invoice #99-10-071, Computer Software, 3130 Gateway Drive, Norcross, GA 30071-1189

Quality Consultants, Inc., Invoice #99-10-073, Computer Software, 3130 Gateway Drive, Norcross, GA 30071-1189

Gamma Biologicals, Inc.	TX SOS	Inter-Tel Leasing Inc.	01-044047	3-7-01	Axxess Telephone System, including all substitutions, modifications, replacements and proceeds thereof. This transaction is a Rental and is not intended by the parties as a security transaction; filing is only intended to make the Rental a matter of public record.

Gamma Biologicals, Inc.	TX SOS	Xerox Capital Services LLC	03-0023133237	4-4-03	Two (2) Xerox DC6060P, two (2) DSP6000XC together with all parts, attachments, additions, replacements and repairs incorporated in or affixed thereto. This filing is for protective purposes only. Nothing contained in the financing statement, nor the filing thereof, shall be deemed to construe the Lease, or the leasing of the equipment thereunder, as a conditional sale or installment sale agreement, a lease in the nature of a security agreement or anything other than a true lease of personal property.

SCHEDULE 8.6

Existing Investments

     Investment in Lionheart Technologies, Inc. (having a book value of $770,000). Bio-Tek Instruments, Inc. is a wholly owned subsidiary of Lionheart Technologies, Inc.